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                          SECURITIES EXCHANGE AGREEMENT


                         Dated as of September 30, 1997




                                 By and between


                     THE GREAT AMERICAN BACKRUB STORE, INC.

                                       and

                            ASCOT INTERNATIONAL CORP.


                              the sole stockholder
                                       of

                                 CARIBSUN CORP.









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


                                TABLE OF CONTENTS

RECITALS

ARTICLE 1. REPRESENTATIONS OF ASCOT AND CARIBSUN

         Section 1.1       Ownership of Stock
         Section 1.2       Authority to Execute and Perform Agreement;
                           No Breach
         Section 1.3       Existence and Good Standing
         Section 1.4       Capital Stock
         Section 1.5       Financial Statements and No Material Changes
         Section 1.6       Books and Records
         Section 1.7       Title to Properties; Encumbrances
         Section 1.8       Leases
         Section 1.9       Material Contracts
         Section 1.10      Restrictive Documents
         Section 1.11      Litigation
         Section 1.12      Taxes
         Section 1.13      Liabilities
         Section 1.14      Insurance
         Section 1.15      Intellectual Properties
         Section 1.16      Compliance with Laws
         Section 1.17      Employment Relations
         Section 1.18      Employee Benefit Plans
         Section 1.19      Environmental Laws and Regulations
         Section 1.20      Interests in Clients, Suppliers, Etc.
         Section 1.21      Intercompany Transactions
         Section 1.22      Bank Accounts, Powers of Attorney and
                           Compensation of Employees
         Section 1.23      No Changes since August Balance Sheet Date
         Section 1.24      Securities Matters
         Section 1.25      Certain Business Practices
         Section 1.26      Subsidiaries
         Section 1.27      Disclosure
         Section 1.28      Broker's or Finder's Fees
         Section 1.29      Copies of Documents

ARTICLE 2. REPRESENTATIONS OF THE PURCHASER

         Section 2.1       Organization and Corporate Power
         Section 2.2       Authorization
         Section 2.3       Capitalization
         Section 2.4       Financial Statements
         Section 2.5       Subsidiaries
         Section 2.6       Absence of Undisclosed Liabilities
         Section 2.7       No Pending Material Litigation or Proceedings
         Section 2.8       Disclosure
         Section 2.9       Tax Returns and Payments
         Section 2.10      Compliance with Law and Government Regulations
         Section 2.11      Broker's or Finder's Fees

ARTICLE 3. SALE OF SHARES AND WARRANTS

         Section 3.1       Sale of Shares
         Section 3.2       Price for Caribsun Shares
         Section 3.3       Closing

ARTICLE 4. CONDITIONS TO PURCHASER'S OBLIGATIONS

         Section 4.1       Opinion of Caribsun's Counsel
         Section 4.2       Good Standing and Other Certificates
         Section 4.3       Certain Agreements
         Section 4.4       No Material Adverse Change
         Section 4.5       Truth of Representations and Warranties
         Section 4.6       Performance of Agreements
         Section 4.7       No Litigation Threatened
         Section 4.8       Chief Financial Officer's Letter
         Section 4.9       Consulting Agreement
         Section 4.10      Governmental Approvals
         Section 4.11      Proceedings
         Section 4.12      Appraisal and Balance Sheet
         Section 4.13      Receipt of Evidence of Title
         Section 4.14      Issuance of Stock Underlying Options
         Section 4.15 Issuance of Stock as Replacement for Stock Pledged as Collateral
         Section 4.16      Closing
         Section 4.17      Indemnification Agreements
         Section 4.18      Agreement with Terrance Murray

ARTICLE 5. CONDITIONS TO THE OBLIGATIONS OF ASCOT AND CARIBSUN

         Section 5.1       Opinion of the Purchaser's Counsel
         Section 5.2       Good Standing Certificates
         Section 5.3       Truth of Representations and Warranties
         Section 5.4       Governmental Approvals
         Section 5.5       Performance of Agreements
         Section 5.6       Proceedings
         Section 5.7       Consulting Agreement
         Section 5.8       Board Representation
         Section 5.9       Bridge Loans
         Section 5.10      Closing
         Section 5.11      Agreement with Terrance Murray

ARTICLE 5A. INTERIM MANAGEMENT

         Section 5A.1      Appointment of Interim Operating Officer
         Section 5A.2      Operation of Purchaser and Caribsun in the
                           Ordinary Course
         Section 5A.3      Termination
         Section 5A.4      Survival

ARTICLE 6. COVENANTS OF ASCOT

         Section 6.1       Non-Competition; Non-Interference
         Section 6.2       Construction
         Section 6.3       Enforcement
         Section 6.4       Continuance of Certain Insurance Policies
         Section 6.5       Certain Actions
         Section 6.6       Certain Registrations
         Section 6.7       Certain Personal Guarantees

ARTICLE 7. SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

         Section 7.1       Survival of Covenants and Agreements
         Section 7.2       Indemnification
         Section 7.3       Conditions of Indemnification

ARTICLE 8. MISCELLANEOUS

         Section 8.1       Knowledge of Ascot, Caribsun and Coconut Hall
         Section 8.2       Expenses
         Section 8.3       Governing Law
         Section 8.4       Jurisdiction

         Section 8.5       Captions
         Section 8.6       Publicity
         Section 8.7       Notices
         Section 8.8       Parties in Interest
         Section 8.9       Counterparts
         Section 8.10      Entire Agreement
         Section 8.11      Amendments
         Section 8.12      Severability
         Section 8.13      Third Party Beneficiaries
         Section 8.14      Cooperation After Closing



EXHIBITS [Initial Reference]
         EXHIBIT 1         Opinion of Ascot, Caribsun and Coconut Hall's counsel  [ss.4.1]
         EXHIBIT 2         Letter of Caribsun's Chief Financial Officer           [ss.4.8]
         EXHIBIT 3         William Zanker Consulting Agreement                    [ss.4.9]
         EXHIBIT 4         Indemnification Agreement                              [ss.4.17]
         EXHIBIT 5         Opinion of Purchaser's counsel                         [ss.5.1]

SCHEDULES

         Schedule 1.1      Ownership of Stock                                     [ss.1.1]
         Schedule 1.2      Authority to Execute and Perform Agreements            [ss.1.2]
         Schedule 1.4      Capital Stock                                          [ss.1.4]
         Schedule 1.5      Financial Statements                                   [ss.1.5]
         Schedule 1.6      Books and Records                                      [ss.1.6]
         Schedule 1.7      Title to Properties; Encumbrances                      [ss.1.7]
                           a) Liens
                           b) Government permits, approvals, and consents
         Schedule 1.8      Leases                                                 [ss.1.8]
         Schedule 1.9      Material Contracts                                     [ss.1.9]
         Schedule 1.10     Restrictive Documents                                  [ss.1.10]
         Schedule 1.11     Litigation                                             [ss.1.11]
         Schedule 1.12     Taxes                                                  [ss.1.12]
         Schedule 1.13     Liabilities                                            [ss.1.13]
         Schedule 1.14     Insurance                                              [ss.1.14]
         Schedule 1.15     Intellectual Properties                                [ss.1.15]
         Schedule 1.16     Compliance Laws                                        [ss.1.16]
         Schedule 1.18     Employee Benefit Plans                                 [ss.1.18]
         Schedule 1.20     Interests in Clients, Suppliers, Etc.                  [ss.1.20]
         Schedule 1.21     Intercompany Transactions                              [ss.1.21]
         Schedule 1.22     Bank Accounts, Powers of Attorney;
                           Compensation                                           [ss.1.22]
         Schedule 2.3      Capitalization                                         [ss.2.3]
         Schedule 2.4      Purchaser's Interim Financial Statements               [ss.2.4]
         Schedule 2.5      Subsidiaries of Purchaser                              [ss.2.5]
         Schedule 2.6      Changes                                                [ss.2.6]
         Schedule 2.7      Litigation                                             [ss.2.7]
         Schedule 3.2      Calculation of Initial Purchaser Shares                [ss.3.2]
         Schedule 5A.2     New Hires                                             [ss.5A.2]

                                      5

                          SECURITIES EXCHANGE AGREEMENT


         SECURITIES EXCHANGE AGREEMENT ("this Agreement") dated as of September 30, 1997 by and between THE GREAT AMERICAN BACKRUB STORE, INC., a New York corporation ("Purchaser"), and ASCOT INTERNATIONAL CORP., a Delaware corporation (the "Ascot"), being the sole Stockholder of CARIBSUN CORP., a Delaware corporation (the "Caribsun").

                              W I T N E S S E T H:

         WHEREAS, Ascot owns 100 shares (the "Caribsun Shares") of common stock, no par value of Caribsun (the "Caribsun Common Stock"), being all of the outstanding shares of Caribsun's capital stock; and

         WHEREAS, Caribsun owns 10,000 shares of Coconut Hall Resort Limited, a copy limited by shares organized pursuant to the Companies Act of Antigua and Barbuda ("Coconut Hall"), being all of the outstanding shares of Coconut Hall's capital stock;

         WHEREAS, Ascot desires to sell and Purchaser desires to purchase the Carbisun Shares pursuant to this Agreement in exchange for shares of the common stock $0.001 par value ("Purchaser Stock") of the Purchaser ("Purchaser Shares"); and

         WHEREAS, it is the intention of the parties hereto that, upon consummation of the purchase and sale of the Caribsun Stock pursuant to this Agreement, Purchaser shall own all of the outstanding shares of capital stock of Caribsun;

         NOW, THEREFORE, IT IS AGREED:


                                    ARTICLE 1

                      REPRESENTATIONS OF ASCOT AND CARIBSUN

         Ascot and Caribsun, jointly and severally, represent, warrant and agree as follows:

         1.1 Ownership of Stock. Ascot is the lawful owner of the Caribsun Shares and Caribsun owns all of the outstanding shares of Coconut Hall's capital stock, free and clear of all preemptive or similar rights, liens, encumbrances, restrictions and claims of every kind, except those listed on Schedule 1.1 hereto and the delivery to Purchaser of the Caribsun Shares pursuant to the provisions of this Agreement will transfer to Purchaser valid title thereto, free and clear of all liens, encumbrances, restrictions and claims of every kind.

         1.2 Authority to Execute and Perform Agreement; No Breach. Ascot and Caribsun each have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to sell, assign, transfer and convey the Caribsun Shares and to perform fully their respective obligations hereunder. This Agreement has been duly executed and delivered by Ascot and Caribsun and, assuming due execution and delivery by, and enforceability against, Purchaser, constitutes the valid and binding obligation of Ascot and Caribsun enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by Ascot or in connection with the execution and delivery by Ascot of this Agreement and consummation and performance by them of the transactions contemplated hereby, other than as set forth on Schedule 1.2. The execution, delivery and performance of this Agreement by Ascot and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof by Ascot and Caribsun will not:

         (a) violate any provision of the Certificate of Incorporation or By laws of Ascot;

         (b) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which either Ascot or Caribsun is a party or by or to which any of the properties and assets of either Ascot or Caribsun may be bound or subject;

         (c) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either Ascot or Caribsun or the securities, assets, properties or business of any of them is bound; or

         (d)      violate any statute, law or regulation.

         1.3      Existence and Good Standing.

         (a) Each of Caribsun and Ascot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Caribsun has the power to own or lease its properties and assets and to carry on its business as now being conducted. Caribsun is duly qualified to do business and is in good standing in Barbuda and Antigua, which is the only jurisdiction in which the character or location of the properties owned or leased by Caribsun or the nature of the business conducted by Caribsun makes such qualification necessary.

         (b) Coconut Hall is a company limited by shares duly organized, validly existing and in good standing under the laws of Barbuda and Antigua. Coconut Hall has the power to own or lease its properties and assets and to carry on its business as now being conducted. The business of Coconut Hall does not require qualifications to do business in any jurisdiction other than Barbuda and Antigua.

         1.4      Capital Stock.

         (a) Caribsun has an authorized capitalization consisting of 1,500 shares of Common Stock, of which 100 shares are issued and outstanding and no shares of Common Stock are held in Caribsun's treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth as Schedule 1.4 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of Caribsun, other than the sale of the Caribsun Shares as contemplated by this Agreement.

         (b) Coconut Hall has an authorized capitalization consisting of 10,000 shares $1.00 each, of which 10,000 shares are issued and outstanding and no shares of Common Stock are held in the Company's treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth as Schedule 1.4 attached hereto, there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of the Company.

         1.5 Financial Statements and No Material Changes. Annexed hereto as Schedule 1.5 are: (i) the unaudited consolidated balance sheet of Caribsun as of December 31, 1996; and (ii) the unaudited balance sheet of Caribsun at August 31, 1997 (the "August Balance Sheet" and collectively the "Financial Statements").

         The Financial Statements were carefully prepared from the books and records of Caribsun, and although the Financial Statements are not audited and do not contain the footnotes which would be required in audited financial statements, present fairly the financial position, assets and liabilities of Caribsun and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis. The Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

         Since August 31, 1997 (the "August Balance Sheet Date") there has been
(x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Caribsun whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Caribsun and to the best knowledge, information and belief of Caribsun and Ascot, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

         1.6 Books and Records. The minute books of Caribsun and Coconut Hall, all the contents of which have been previously made available to the Purchaser and their representatives, contain accurate records of all meetings of, and corporate action taken by (including action taken by written consent) the shareholders and Board of Directors of Caribsun. Except as set forth on
Schedule 1.6 attached hereto, neither Caribsun nor Coconut Hall have any of its respective records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Caribsun or Coconut Hall, as the case may be.

         1.7      Title to Properties; Encumbrances.

         (a) Except as set forth on Schedule 1.7 attached hereto, Caribsun and Coconut Hall each have good, valid and marketable title to
                  (a) all of their respective properties and assets (real and personal, tangible and intangible), including, without limitation, all of the properties and assets reflected in the balance sheet included as part of the August Financial Statements, except as indicated in the Schedules hereto; and
                  (b) all of the properties and assets purchased by Caribsun and Coconut Hall since the August Balance Sheet Date all of which purchases as of a date not more than two days prior to the date of this Agreement, have been set forth on Schedule 1.7 attached hereto; in each case subject to no encumbrance, lien, charge or other restriction of any kind or character, except for (i) liens reflected in the balance sheet, included as part of the August Financial Statements; (ii) liens consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Caribsun and Coconut Hall in the operation of its business;
                  (iii) liens for current taxes, assessments or governmental charges or levies on property not yet due and delinquent; and
                  (iv) liens described on Schedule 1.7 attached hereto (liens of the type described in clause (i), (ii) and (iii) above are hereinafter sometimes referred to as "Permitted Liens").

         (b) The rights, properties and other assets presently owned, leased or licensed, by Caribsun reflected on the balance sheet included in the August Financial Statements or acquired since the August Balance Sheet Date include all rights, properties and other assets necessary to permit Caribsun to conduct its business in the same manner as its business has heretofore been conducted. All such properties and assets owned or leased by Caribsun are in satisfactory condition and repair, other than ordinary wear and tear.

                  No structure or improvement on the real property leased by Caribsun, whether now existing or intended to be constructed pursuant to existing plans and specifications, violates, or if completed would violate, any applicable zoning or building regulations or ordinances or similar federal, state or municipal law.

                  With respect to the real property and structures and improvements, whether now existing, under construction or intended to be constructed pursuant to existing plans and specifications, Caribsun and Coconut Hall each have all governmental permits, approvals, consents or similar authorizations necessary to own or lease, construct and operate its properties, each of which are listed on Schedule 1.7(b). Such governmental permits, approvals, consents or similar authorizations will remain in effect or, if due to expire by its terms, Caribsun and Ascot have no reason to believe that they will not be renewable in accordance with their terms.

                  No violations of any easements or restrictions relating to the real property exist.

                  No material structural defects in any of the buildings or other improvements erected on the leased real property exist.

         1.8 Leases. Schedule 1.8 attached hereto, contains an accurate and complete list and description of the terms of all leases to which either Caribsun or Coconut Hall is a party (as lessee or lessor). Each lease set forth on Schedule 1.8 (or required to be set forth on Schedule 1.8) is in full force and effect; all rents and additional rents due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and no waiver, indulgence or postponement of the lessee's obligations thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease. Neither Caribsun nor Coconut Hall has violated any of the terms or conditions under any such lease in any material respect, and, to the best knowledge, information and belief of Ascot and Caribsun, all of the covenants to be performed by any other party under any such lease have been fully performed. The property leased by Caribsun or Coconut Hall is in a state of good maintenance and repair and is adequate and suitable for the purposes for which it is presently being used.

         1.9 Material Contracts. Except as set forth on Schedule 1.9 attached hereto, neither Caribsun nor Coconut Hall has nor is bound by:

         (a) any agreement, contract or commitment relating to the employment of any person by Caribsun or Coconut Hall, or any bonus, deferred compensation, pension, profit sharing, stock option, employee stock purchase, retirement or other employee benefit plan;

         (b) any agreement, indenture or other instrument which contains restrictions with respect to payment of dividends or any other distribution in respect of its capital stock;

         (c) any loan or advance to, or investment in, any individual, partnership, joint venture, corporation, trust, unincorporated organization, government or other entity (each a "Person") or any agreement, contract or commitment relating to the making of any such loan, advance or investment;

         (d) any guarantee or other contingent liability in respect of any indebtedness or obligation of any Person (other than the endorsement of negotiable instruments for collection in the ordinary course of business);

         (e) any management service, consulting or any other similar type contract;

         (f) any agreement, contract or commitment limiting the freedom of Caribsun or any subsidiary to engage in any line of business or to compete with any Person;

         (g) any agreement, contract or commitment not entered into in the ordinary course of business which involves $25,000 or more and is not cancelable without penalty or premium within 30 days; or

         (h) any agreement, contract or commitment which might reasonably be expected to have a potential adverse impact on the business or operations of Caribsun; or

         (i) any agreement, contract or commitment not reflected in the Financial Statement under which Caribsun is obligated to make cash payments of, or deliver products or render services with a value greater than $10,000 individually or $30,000 in the aggregate, or receive cash payments of, or receive products or services with a value greater than $10,000 individually or $30,000 in the aggregate, and any other agreement, contract or commitment which is material to the conduct of the business of Caribsun.

         Each contract or agreement set forth on Schedule 1.9 (or not required to be set forth on Schedule 1.9) is in full force and effect and there exists no default or event of default or event, occurrence, condition or act (including the consummation of the transactions contemplated hereby) which, with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder. Neither Caribsun nor Coconut Hall has violated any of the terms or conditions of any contract or agreement set forth on Schedule 1.9 (or not required to be set forth on Schedule 1.9) in any material respect, and, to the best knowledge, information and belief of Ascot and Caribsun, all of the covenants to be performed by any other party thereto have been fully performed. Except as set forth on Schedule 1.9, the consummation of the transactions contemplated hereby does not constitute an event of default (or an event, which with notice or the lapse of time or both would constitute a default) under any such contract or agreement.

         1.10 Restrictive Documents. Except as set forth on Schedule 1.10 attached hereto, neither Caribsun, Coconut Hall, nor Stockholder is subject to, or a party to, any charter, by-law, mortgage, lien, lease, license, permit, agreement, contract, instrument, law, rule, ordinance, regulation, order, judgment or decree, or any other restriction of any kind or character, which could materially adversely affect the business practices, operations or condition of Caribsun or any of its assets or property ("Caribsun's Property", which for the purposes of this Agreement includes the assets and property of Coconut Hall), or which would prevent consummation of the transactions contemplated by this Agreement, compliance by Ascot with the terms, conditions and provisions hereof or the continued operation of "Caribsun's Business" (which for the purpose of this Agreement includes the business of Coconut Hall including the development and construction of a hotel and casino project described on Schedule 1.10 hereto) after the date hereof or the Closing Date (as hereinafter defined) on substantially the same basis as heretofore operated or which would restrict the ability of Caribsun or Coconut Hall to acquire any property or conduct business in any area.

         1.11 Litigation. Except as set forth on Schedule 1.11 attached hereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of Ascot and Caribsun any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of Ascot and Caribsun, threatened, against or affecting Caribsun or Coconut Hall, or any of their respective properties or rights, or against Ascot, or any officer, director or employee of Ascot other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of Caribsun's Business to carry on business as now conducted; (ii) the condition, whether financial or otherwise, or properties of Caribsun; or (iii) the consummation of the transactions contemplated hereby and neither Caribsun nor Ascot know of any valid basis for any such action, proceeding or investigation. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either Ascot or Caribsun, or any officer, director or employee of Ascot or Caribsun, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect (i) the right of Caribsun to carry on its business as now conducted and as proposed to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement; (ii) the condition, whether financial or otherwise, or properties of Caribsun; or (iii) the consummation of the transactions contemplated hereby.

         1.12 Taxes. Except as set forth on Schedule 1.12, Caribsun and every member of the consolidated group of which Caribsun is a part has filed or caused to be filed, within the times and within the manner prescribed by law, all federal, state, local and foreign tax returns and tax reports which are required to be filed by, or with respect to, Caribsun. Such returns and reports reflect accurately all liability for taxes of Caribsun for the periods covered thereby. Except as set forth on Schedule 1.12, all federal, state, local and foreign income, profits, franchise, employment, sales, use, occupancy, excise and other taxes and assessments, stock and transfer taxes (including interest and penalties) payable by, or due from, Caribsun and any member of the consolidated group of which Caribsun is a part, have been fully paid and fully provided for in the books and financial statements of Caribsun. No examination of any tax return of Caribsun or any member of a consolidated group of which Caribsun is a part, is currently in progress. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Caribsun. Schedule 1.12 attached hereto lists all tax sharing contracts, agreements or arrangements to which Caribsun is a party and all such contracts, agreements and arrangements have been terminated prior to the Closing Date with no liability or obligation to Caribsun.

         1.13 Liabilities. Except as set forth on Schedule 1.13, Caribsun on a consolidated basis has no outstanding claims, liabilities or indebtedness, contingent or otherwise, which are not properly reflected in the Financial Statements in a manner consistently with past practice, other than liabilities incurred subsequent to the August Balance Sheet Date in the ordinary course of business not exceeding $10,000 individually or $30,000 in the aggregate; the reserves reflected in the Financial Statements are adequate, appropriate and reasonable. Caribsun is not in default in respect of the terms or conditions of any indebtedness.

         1.14 Insurance. Set forth on Schedule 1.14, attached hereto, is a brief description of insurance policies (specifying the insurer, the policy number or coverage note number with respect to binders and the amount of any deductible, describing the pending claims if such claims exceed the applicable policy limits, setting forth the aggregate amount paid out by the insurer under each policy from December 31, 1996, through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder) which Caribsun or Coconut Hall maintain with respect to its business, properties or employees. Such policies are valid, binding and enforceable in accordance with their terms and are in full force and effect and are free from any right of termination on the part of the insurance carriers. Such policies, with respect to their amounts and types of coverage, are adequate to insure fully against risks to which Caribsun, Coconut Hall and their respective property and assets are normally exposed in the operation of their businesses. Neither Caribsun nor Coconut Hall is in default with respect to any material provision in any such policy or binder and has not failed to give any notice or present any claim under any such policy or binder in due and timely fashion, and neither Caribsun nor Coconut Hall has received any notice of cancellation or non-renewal with respect to any such policy or binder. Except for claims set forth on Schedule 1.14, there are no outstanding unpaid claims under any such policy or binder which have gone unpaid for more than 45 days or as to which the carrier has disclaimed liability.

         1.15 Intellectual Properties. The operation of the business of Caribsun or Coconut Hall requires no rights under Intellectual Property (as hereinafter defined) other than rights under Intellectual Property listed on Schedule 1.15 attached hereto, and rights granted to Caribsun or Coconut Hall pursuant to agreements listed on Schedule 1.15. Within the three year period immediately prior to the date of this Agreement, neither the business of Caribsun or Coconut Hall made use of Intellectual Property rights other than rights under Intellectual Property listed on Schedule 1.15 and rights granted to Caribsun or Coconut Hall pursuant to agreements listed on Schedule 1.15. Except as otherwise set forth on Schedule 1.15, either Caribsun or Coconut Hall owns all right, title and interest in the Intellectual Property listed on Schedule
1.15 including, without limitation, exclusive rights to use and license the same. Each item of Intellectual Property listed on Schedule 1.15 has been duly registered with, filed in, or issued by the appropriate domestic or foreign governmental agency, to the extent required, and each such registration, filing and issuance remains in full force and effect. Except as set forth on Schedule 1.15, no claim adverse to the interests of Caribsun or Coconut Hall in the Intellectual Property or agreements listed on Schedule 1.15 has been made in litigation. To the best knowledge, information and belief of Caribsun and Ascot, no such claim has been threatened or asserted, no basis exists for any such claim, and no Person has infringed or otherwise violated the rights of Caribsun or Coconut Hall in any of the Intellectual Property or agreements listed on
Schedule 1.15. Except as set forth on Schedule 1.15, no litigation is pending wherein Caribsun or Coconut Hall is accused of infringing or otherwise violating the Intellectual Property right of another, or of breaching a contract conveying rights under Intellectual Property. To the best knowledge, information and belief of Caribsun and Ascot, no such claim has been asserted or threatened against Caribsun, nor are there any facts that would give rise to such a claim. For purposes of this Section 1.15, "Intellectual Property" means domestic and foreign patents, patent applications, registered and unregistered trade marks and service marks, trade names, registered and unregistered copyrights, computer programs, data bases, trade secrets and proprietary information. Stockholder will assign any Intellectual Property owned by it and used in Caribsun's Business to the Purchaser.

         1.16 Compliance with Laws. Neither Caribsun, Coconut Hall nor Ascot, nor to the knowledge of Caribsun or Ascot, any officer, director or employee of Caribsun, Coconut Hall or Ascot is in violation of any applicable order, judgment, injunction, award or decree, related to, arising out of or affecting the business or operations of Caribsun, Coconut Hall or their respective properties or assets. Neither Caribsun, Coconut Hall nor Ascot, nor to the knowledge of Caribsun or Ascot, any officer, director or employee of either Caribsun, Coconut Hall or Ascot is in violation of any federal, state, local or foreign law, ordinance, regulation or any other requirement of any governmental or regulatory body, court or arbitrator (including, without limitation, laws relating to the environment and OSHA and the Americans with Disabilities Act) other than insignificant or immaterial violations which do not and will not adversely affect (i) Caribsun's Business or Property; (ii) the business proposed to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement; or (iii) the consummation of the transactions contemplated by this Agreement. Each permit, license, order or approval of any governmental or regulatory body or other applicable authority ("Permits") that is material to the conduct of Caribsun's Business is in full force and effect, no violations are or have been recorded in respect of any permit and no proceeding is pending or, to the knowledge of Caribsun of Ascot, threatened, to revoke or limit any Permit, which revocation or limitation could have an adverse effect on Caribsun's Business or Property or the business to be conducted by the Purchaser after the consummation of the transactions contemplated by this Agreement. Schedule 1.16 contains a list of all Permits. Except as set forth on
Schedule 1.16, no approval or consent of any person is needed in order that the Permits continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

         1.17     Employment Relations.

         (a) Caribsun and Coconut Hall are each in compliance with all Federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, and has not and is not engaged in any unfair labor practice;

         (b) no unfair labor practice complaint against Caribsun or Coconut Hall is currently pending before the National Labor Relations Board nor has such a complaint been pending in the last two years;

         (c) there is no labor strike, dispute, slowdown or stoppage actually pending or threatened against or involving Caribsun or Coconut Hall nor has one existed during the last two years;

         (d) no representation question exists respecting the employees of Caribsun or Coconut Hall;

         (e) no grievance which might have an adverse effect upon Caribsun or Coconut Hall or the conduct of Caribsun's Business exists, no arbitration proceeding arising out of or under any collective bargaining agreement is pending and no claim therefor has been asserted;

         (f) Neither Caribsun nor Coconut Hall is a party to, nor does there otherwise exist, any union, collective bargaining agreement or similar agreement with respect to the employees of Caribsun or Coconut Hall and no collective bargaining agreement or similar agreement is currently being negotiated by Caribsun or Coconut Hall; and

         (g) Neither Caribsun nor Coconut Hall has experienced any labor difficulty during the last two years. There has not been, and to the best knowledge, information and belief of Caribsun and Ascot there will not be, any adverse change in relations with employees of Caribsun or Coconut Hall as a result of any announcement of the transactions contemplated by this Agreement.

         1.18     Employee Benefit Plans.

         (a) Schedule 1.18 contains a complete list, as of August 31, 1997, of all employees, including their names, birthdates, job titles, base salaries and dates of hire. Schedule 1.18 contains a true and complete list and accurate description of each employee welfare benefit plan (an "Employee Welfare Plan"), as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), maintained currently or at any time by Caribsun or any other organization which as of the Closing Date is a member of a controlled group of organizations within the meaning of Section 414(b), (c),
                  (m) or (o) of the Internal Revenue Code of 1986, as amended, (the "Code"), of which Caribsun is a member (an "ERISA Affiliate"), or to which Caribsun or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time. Schedule 1.18 contains a true and complete list and accurate description of each employee pension benefit plan, as defined in Section 3(2) of ERISA (an "Employee Pension Plan"), maintained currently or at any time by Caribsun or any ERISA affiliate or to which Caribsun or any ERISA Affiliate contributes or is required to contribute or contributed or was required to contribute at any time. The Employee Welfare Plans, the Employee Pension Plans and the other plans listed on Schedule 1.18 are collectively referred to herein as the "Plans." Neither Caribsun nor any ERISA Affiliate has maintained at any time, nor does it contribute to or has it contributed to or is or was required to contribute to: (i) any multi-employer plan (as defined in Section 3(37) of ERISA); or (ii) any funded or unfunded medical, health or life insurance plans or arrangements for current or future retirees or terminated employees.

         (b) With respect to each current Plan, the Purchaser has been provided heretofore with true and complete copies of: (i) all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto; (ii) the most recent determination letter received from the IRS; (iii) the most recent financial statement; (iv) the most recent IRS Form 5500; and (v) written descriptions of all non-written agreements relating to the Plans. All current Plans, all Plan documents and all documents or instruments establishing or constituting any related trust, annuity contract or other funding instrument, and any amendments thereto, comply in all material respects with the provisions of ERISA and the Code and applicable laws, rules and regulations. All necessary governmental approvals for all current Plans have been obtained and favorable determinations as to the qualification under the Code of each of the current Plans, and for any Code
                  Section 501(c)(9) trust maintained in connection with any current Employee Welfare Plan, and each amendment thereto, have been made by the IRS, or have been applied for and no event has occurred and no facts or circumstances exist that may cause the loss of any such qualification or may cause any such application to be denied.

         (c) Except as set forth on Schedule 1.18, the administration of all Plans has been consistent with, and in compliance in all material respects with, applicable requirements of the Code and ERISA, including, without limitation, compliance on a timely basis with all requirements for reporting, disclosure and requirements for the continuation of group health insurance. Neither Caribsun, any ERISA Affiliate nor any Plan fiduciary (as defined in Section 3(21) of ERISA), with respect to any Plan, has engaged in any transaction or acted or failed to act in any manner that violates Section 404 or 406 of ERISA or engaged in any prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained. All obligations required to be performed by Caribsun or any ERISA Affiliate under each Plan have been performed, and Caribsun is not in violation of the terms of any Plan, nor does Caribsun or Ascot have any knowledge of any existing violation by any other party of any term or requirement of or applicable to any current Plan. All contributions required by law to have been made under any Plan, or to any trusts or funds established thereunder or in connection therewith, have been made by the due dates thereof (including any valid extensions).

         (d) No claims, suits or other proceedings are pending or threatened, and no facts or circumstances exist that could provide a basis for any such claim, suit or other proceeding, by any of Caribsun's or any ERISA Affiliate's current or former employees, any participant (as defined in Section 3(7) of ERISA) to any Plan maintained at any time by Caribsun or any ERISA Affiliate to which Caribsun contributes or has contributed or is or was required to contribute, any fiduciary of any Plan, any beneficiary (as defined in Section 3(8) of ERISA) of any such person or by any governmental body, agency or instrumentality thereof relating to or affecting any Plan, other than usual and ordinary claims for benefits by eligible persons. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute: (i) a termination of employment or other event entitling any person to any additional or other benefits, or that would otherwise modify any benefits or the vesting of any benefits, under any Plan maintained at any time by Caribsun or any ERISA affiliate, or to which Caribsun or any ERISA Affiliate contributes or has contributed or is or was required to contribute; or (ii) a violation of Section 404 or 406 of ERISA or a prohibited transaction (as defined in Section 4975(c)(1) of the Code) for which there exists neither a statutory nor regulatory exemption or for which an exemption has not been obtained.

         (e) Neither Caribsun nor any ERISA Affiliate maintains any Plans that are subject to the requirements of Section 412 of the Code.

         1.19     Environmental Laws and Regulations.

         (a) Neither Caribsun nor Coconut Hall has generated, transported or disposed of any hazardous material (defined below) during the past three years.

         (b) Neither Caribsun nor Coconut Hall has Hazardous Materials at any site or facility owned or operated presently or at any previous time by Caribsun or Coconut Hall.

         Caribsun and Coconut Hall are in compliance in all material respects with all applicable federal, state and local laws and regulations relating to product registration, pollution control and environmental contamination including, but not limited to, all laws and regulations governing the generation, use, collection, discharge, or disposal of Hazardous Materials and all laws and regulations with regard to record keeping, notification and reporting requirements respecting Hazardous Materials. Neither Caribsun nor Coconut Hall has been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, such laws or regulations either now or any time during the past three years. There are no facts or circumstances which Caribsun or Ascot reasonably expects could form the basis for the assertion of any Environmental Claim (as defined below) against Caribsun or Coconut Hall relating to environmental matters including, but not limited to, any Environmental Claim arising from past or present environmental practices asserted under CERCLA (as defined below) and RCRA (as defined below), or any other federal, state or local environmental statute, which Caribsun believes might have an adverse effect on the business, results of operations, financial condition or prospects of Caribsun and Coconut Hall taken as a whole.

         For purposes of this Section 1.19, the following terms shall have the following meanings: (A) "Hazardous Materials" shall mean materials defined as "hazardous substances", "hazardous wastes" or "solid wastes" in (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. ss.ss. 9601--5657, and any amendments thereto ("CERCLA"); (ii) the Resource Conservation and Recovery Act, 42 U.S.C. ss.ss.6901-6987 and any amendments thereto ("RCRA"); and (iii) any similar federal, state or local environmental statute; and (B) "Environmental Claim" shall mean any and all claims, demands, causes of actions, suits, proceedings, administrative proceedings, losses, judgments, decrees, debts, damages, liabilities, court costs, attorneys' fees and any other expenses incurred, assessed or sustained by or against Caribsun.

         1.20 Interests in Clients, Suppliers, Etc. Except as set forth on
Schedule 1.20 attached hereto, neither Ascot nor any officer or director of Caribsun or Coconut Hall possesses, directly or indirectly, any financial interest in, or is a director, officer or employee of, any corporation, firm, association or business organization which is a client, supplier, customer, lessor, lessee, or competitor or potential competitor of Caribsun or Coconut Hall. Ownership of securities of a company whose securities are registered under the Securities Exchange Act of 1934, as amended, not in excess of 1% of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 1.20.

         1.21 Intercompany Transactions.Schedule 1.21 hereto contains an accurate description of all material transactions or series of related transactions between Ascot or any entity controlling, controlled by or under common control with Ascot, or any officer or director of Ascot or any officer or director of Caribsun or Coconut Hall or any other entity controlling, controlled by, or under common control with Caribsun, on the one hand, and Caribsun or

Coconut Hall, on the other hand, for the past five years. For purposes of the preceding sentence, "material" transactions shall mean transactions in which the consideration paid or received by Caribsun or Coconut Hall was in excess of $10,000. Schedule 1.22 hereto also contains a complete and correct list of all payments to shareholders, officers and directors of Ascot or Caribsun by Ascot, Caribsun or Coconut Hall since September 30, 1997, other than salary or fringe benefits set forth on Schedule 1.22. Neither Caribsun nor Coconut Hall have any direct or indirect liabilities to its officers or directors except for accrued salaries, bonuses and fringe benefits listed on Schedule 1.22 and other benefits listed on Schedule 1.18 and Caribsun and Coconut Hall have no outstanding loans to any officer or director of Caribsun or Coconut Hall as of the date hereof. Except as set forth in the balance sheet included as part of the Financial Statements, at the date hereof, Caribsun has no liability to any direct or indirect shareholder of Caribsun and has no outstanding loans or advances to any direct or indirect shareholder of Caribsun.

         1.22 Bank Accounts, Powers of Attorney and Compensation of Employees. Set forth on Schedule 1.22 attached hereto is an accurate and complete list showing (a) the name and address of each bank in which Caribsun or Coconut Hall has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to draw thereon or to have access thereto; (b) the names of all persons, if any, holding powers of attorney from Caribsun or Coconut Hall and a summary statement of the terms thereof; and (c) the names and current salaries, including bonus and fringe benefits (other than those described on Schedule 1.18 hereto) of all officers and of all persons whose compensation from Caribsun and Coconut Hall for the calendar year to date ended on the August Balance Sheet Date exceeded an annualized rate of $25,000, together with a statement of the full amount paid or payable to each such person for services rendered during such fiscal year.

         1.23 No Changes Since August Balance Sheet Date. Since the August Balance Sheet Date, Caribsun has not on a consolidated basis:

         (a) incurred any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise), except liabilities and obligations in the ordinary course of business and consistent with past practice, resulting in an increase for the liabilities shown on the August Balance Sheet of less than $30,000 in the aggregate;

         (b) permitted any of its assets to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind (other than Permitted Liens);

         (c) sold, transferred or otherwise disposed of any assets except inventory sold in the ordinary course of business and consistent with past practice;

         (d) made any single capital expenditure or commitment therefor, in excess of $10,000 or made aggregate capital expenditures and commitments therefor in excess of $30,000;

         (e) declared or paid any dividend or made any distribution on any shares of its capital stock, or redeemed, purchased or otherwise acquired any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares;

         (f) made any bonus or profit sharing distribution or payment of any kind;

         (g) increased its indebtedness for borrowed money, or made any loan to any Person;

         (h) written off as uncollectible any notes or accounts receivable, except immaterial write-downs or write-offs in the ordinary course of business and consistent with past practice which do not exceed $10,000 in the aggregate charged to applicable reserves, and none of which individually or in the aggregate is material to Caribsun or Coconut Hall;

         (i) granted any increase in the rate of wages, salaries, bonuses or other remuneration or benefits of any executive employee or other employees or consultants, and no such increase is customary on a periodic basis or required by agreement or understanding except as set forth on Schedule 1.20;

         (j)      canceled or waived any claims or rights of substantial value;

         (k) made any change in any method of accounting or auditing practice;

         (l) otherwise conducted its business or entered into any transaction, except in the usual and ordinary manner and in the ordinary course of business and consistent with past practices;

         (m) paid, discharged or satisfied any claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities and obligations reflected and reserved against in Caribsun's September 30, 1997 Financial Statements or incurred in the ordinary course of business and consistent with past practice since the August Balance Sheet Date;

         (n) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible to, or entered into any agreement or arrangement of any kind with, any of its officers, directors or shareholders or any affiliate or associate of its officers, directors or shareholders, except compensation to officers at rates not exceeding the rate of compensation in effect as of the August Balance Sheet Date;

         (o) suffered any material adverse changes in its working capital, financial condition, assets, liabilities (absolute, accrued, contingent or otherwise), reserves, business operations or prospects; or

         (p)      agreed, whether or not in writing, to do any of the foregoing.

         1.24 Securities Matters. Ascot hereby represents, warrants and covenants to the Purchaser, as follows:

         (a) Ascot understands that the Purchaser Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities act in reliance on exemptions therefrom.

         (b) The Purchaser Shares are being acquired solely for Ascot's own account, for investment and are not being acquired with a view to or for the resale, distribution, subdivision or fractionalization thereof, Ascot has no present plans to enter into any such contract, undertaking, agreement or arrangement and Ascot further understands that the Purchaser Shares, may only be resold pursuant to a registration statement under the Securities Act, or pursuant to some other available exemption;

         (c) Ascot is an "accredited investor" as that term is defined in Regulation D of the Securities Act and through its officers and directors has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and the risks of its investment in the Purchaser Shares and is able to bear the economic risk of its investment in the Purchaser Shares;

         (d) Ascot acknowledges, in connection with the purchase of the Purchaser Shares, that no representation has been made by representatives of the Purchaser regarding its business, assets or prospects other than that set forth herein and that it is relying upon the information set forth in the filings made by Purchaser pursuant to Section 13 of the Securities Exchange Act of 1934, as amended and such other representations and warranties as set forth in this Agreement.

         (e) Ascot agrees that the certificate or certificates representing the Purchaser Shares will be inscribed with substantially the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933. The securities have been acquired for investment and may not be sold, transferred assigned in the absence of an effective registration statement for these securities under the Securities Act of 1933 or an opinion of Purchaser's counsel that registration is not required under said Act."

         1.25 Certain Business Practices. No officer, director, shareholder, employee, agent or other representative of Caribsun or Coconut Hall, or any person acting on behalf of Caribsun or Coconut Hall, has directly or indirectly, within the past five years, given or agreed to give any illegal, unethical or improper gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder Caribsun or Coconut Hall or assist Caribsun or Coconut Hall in connection with an actual or proposed transaction.

         1.26 Subsidiaries. Caribsun has no subsidiaries or interest in any corporation, partnership, joint venture or other entity except for its ownership of Coconut Hall.

         1.27 Disclosure. Neither this Agreement, nor the Financial Statements referred to in Section 1.5 hereof, any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Ascot or by or on behalf of any of Caribsun's directors or officers in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact, or omits any statement of a material fact necessary in order to make the statements contained herein or therein not misleading. There is no fact known to Caribsun or Ascot which could materially and adversely affect the business, prospects or financial condition of Caribsun or Coconut Hall or their respective properties or assets, which has not been set forth in this Agreement, the Financial Statements referred to in Section 1.5 hereof (including the footnotes thereto), any Schedule, Exhibit or certificate attached hereto or delivered in accordance with the terms hereof or any document or statement in writing which has been supplied by or on behalf of Ascot or by or on behalf of any of Caribsun's directors or officers in connection with the transactions contemplated by this Agreement.

         1.28 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of Ascot or Caribsun is, or will be, entitled to any commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated by this Agreement.

         1.29 Copies of Documents. The Stockholder has caused to be made available for inspection and copying by the Purchaser and its advisers, true, complete and correct copies of all documents referred to in this Article 1 or in any Schedule attached hereto.

                                  ARTICLE 2

                        REPRESENTATIONS OF THE PURCHASER

         The Purchaser represents, warrants and agrees as follows:

         2.1      Organization and Corporate Power.

         The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which such qualification is required and where the failure to be so qualified would have a materially adverse effect upon the Purchaser. The Purchaser has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Purchaser's Articles of Incorporation as amended to date, certified by the Secretary of State of New York, and the By-laws of the Purchaser as amended to date, certified by the President and the Secretary of the Purchaser, which have been delivered to Ascot prior to the execution hereof, are true and complete copies thereof as in effect as of the date hereof.

         2.2      Authorization.

         The Purchaser has full power, legal capacity and authority to enter into this Agreement, to execute all attendant documents and instruments necessary to consummate the transaction herein contemplated, and to issue and sell the Purchaser Shares to Ascot, and to perform all of its obligations hereunder. This Agreement and all other agreements, documents and instruments to be executed in connection herewith have been effectively authorized by all necessary action, corporate or otherwise, on the part of the Purchaser, which authorizations remain in full force and effect, have been duly executed and delivered by the Purchaser, and no other corporate proceedings on the part of the Purchaser are required to authorize this Agreement and the transactions contemplated hereby, except as specifically set forth herein. This Agreement constitutes the legal, valid and binding obligation of the Purchaser and is enforceable with respect to the Purchaser in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority or other laws of court decisions relating to or affecting generally the enforcements of creditors' rights or affecting generally the availability of equitable remedies. Neither the execution and delivery of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach or, violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation (including, without limitation, any of its charter documents) to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or properties of the Purchaser. No authorization, consent or approval of any public body of authority or any third party is necessary for the consummation by the Purchaser of the transactions contemplated by this Agreement.

         2.3      Capitalization.

         The authorized and outstanding capital stock of the Purchaser as of September 15, 1997 is as set forth on Schedule 2.3. All of the outstanding shares of the Purchaser's Common Stock have been, and all of the Purchaser's Common Stock to be issued and sold to Ascot pursuant to this Agreement, when issued and delivered as provided herein will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive or similar rights. Except as set forth on Schedule 2.3, there are no options warrants or other rights to acquire securities of the Purchaser or securities convertible into such securities.


         2.4      Financial Statements.

         (a) The Purchaser's financial statements contained in its Form 10-KSB filing for the fiscal year ended December 31, 1996, its Form 10-QSB filings for the periods ended March 31, 1997, and June 30, 1997, each as amended (collectively the "Purchaser's Financial Statements") are complete in material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Purchaser's Financial Statements accurately set out and describe the financial condition and operating results of the Purchaser as of the dates, and for the periods indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Purchaser's Financial Statements and the Form 8-K reports filed by the Purchaser, the Purchaser has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to June 30, 1997 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Purchaser's Financial Statements. The Purchaser maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         (b) The unaudited balance sheet of the Purchaser as of July 31, 1997 and related income statement for the seven months ended July 31, 1997 (the "Purchaser's Interim Financial Statements") are annexed hereto as Schedule 2.4. The Purchaser's Interim Financial Statements were carefully prepared from the books and records of Purchaser, and although the Purchaser's Interim Financial Statements are not audited and do not contain the footnotes which would be required in audited financial statements, present fairly the financial position, assets and liabilities of Purchaser and the results of its operations, for the respective periods indicated and reflect all necessary accruals, all in conformity with GAAP applied on a consistent basis. The Financial Statements contain all adjustments (consisting of only normal recurring accruals) required to be made by GAAP, subject to normal year-end adjustments.

         (c) Except as set forth in Schedule 2.4, since July 31, 1997 there has been (x) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Purchaser whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise and (y) no material adverse change in the assets or liabilities, or in the business or condition, financial or otherwise, or in the results of operations or prospects, of Purchaser and to the best knowledge, information and belief of Purchaser, no fact or condition exists or is contemplated or threatened which might cause such a change in the future.

         (d) The accounts payable report of the Company as of August 31, 1997 set forth on Schedule 2.4 and monthly store sales reports for the month ended August 31, 1997 are an accurate representation of such data and are taken directly from the Purchaser's accounting system.

         2.5      Subsidiaries.

         The Purchaser has no subsidiaries and no investments, directly or indirectly, or other financial interest in any other corporation or business organization, joint venture or partnership of any kind whatsoever except set forth in Schedule 2.5.

         2.6.     Absence of Undisclosed Liabilities.

         Except as and to the extent reflected or reserved against in the most recent balance sheet included in the Company's Financial Statements, the Purchaser has no liability(s) or obligation(s) (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could have a materially adverse effect on the business, assets, properties, condition (financial or otherwise) or prospects of the Purchaser. Except as disclosed on
Schedule 2.6 hereto, there are no material changes in the business of the Purchaser.

         2.7      No Pending Material Litigation or Proceedings.

         Except as set forth on Schedule 2.7, there are no actions, suits or proceedings pending or, to the best of the Purchaser's knowledge, threatened against or affecting the Purchaser (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or affecting any of the officers or directors of the Purchaser in connection with the business, operations or affairs of the Purchaser, which might result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) of the Purchaser, or which might prevent the sale of the transactions contemplated by this Agreement. The Purchaser is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

         2.8      Disclosure.

         Neither this Agreement, nor any certificate, exhibit, or other written document or statement, furnished to the Shareholders by the Purchaser in connection with the transactions contemplated by this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading.

         2.9      Tax Returns and Payments.

         All tax returns and reports, including, without limitation, all foreign returns and reports, of the Purchaser required by law to be filed have been duly filed, and all taxes, assessments, fees and other governmental charges heretofore levied upon any properties, assets, income or franchises of the Purchaser which are due and payable have been paid, except as otherwise reflected in the Financial Statements. No extension of time for the assessment of deficiencies in any federal or state tax has been requested of or granted by the Purchaser.

         2.10     Compliance with Law and Government Regulations.

         The Purchaser is in compliance with all applicable statutes, regulations, decrees, orders, restrictions, guidelines and standards, whether mandatory or voluntary, imposed by the United States of America, any state, county, municipality or agency of any thereof, and any foreign country or government to which the Purchaser is subject. Without limiting the generality of the foregoing, the Purchaser has filed all reports and statements required to be filed pursuant to the Securities Act of 1933 (the "1933 Act") and Securities Exchange Act of 1934 (the "1934 Act") including all periodic reports required under the Section 13 or 15 of the Exchange Act and Form SR reports under Rule 463 of the Securities Act of 1933. Each of such reports was complete, did not contain any material misstatement of or omit to state any material fact.

         2.11 Broker's or Finder's Fees. No agent, broker, person or firm acting on behalf of the Purchaser is, or will be, entitled to any commission or broker's or finder's fees from Ascot or from any Person controlling, controlled by or under common control with any of the parties hereto, in connection with any of the transactions contemplated herein.


                                    ARTICLE 3

                           SALE OF SHARES AND WARRANTS

         3.1 Sale of Shares. Subject to the terms and conditions herein stated, Ascot agrees to sell, assign, transfer and deliver to Purchaser on the Closing Date, and Purchaser agrees to purchase the Caribsun Shares from Ascot on the Closing Date. The certificates representing the Caribsun Shares shall be duly endorsed in blank, or accompanied by stock powers duly executed in blank, by Ascot transferring the same, with all necessary transfer tax and other revenue stamps, acquired at Ascot's expense, affixed and canceled. Ascot agrees to cure any deficiencies with respect to the endorsement of the certificates representing the Caribsun Shares owned by Ascot or with respect to the stock power accompanying any such certificates.

         3.2      Price for Caribsun Shares.

         (a) In full consideration for the acquisition of Caribsun Shares, the Purchaser will issue to Ascot a sufficient number of Purchaser Shares to equal 80% of the outstanding shares of Purchaser Common Stock after giving effect to such issuance and assuming that all currently existing options, warrants and other securities presently convertible into shares of the Purchaser Common Stock had been exercised and converted on the Closing Date (the "Initial Number of Purchaser Shares"). The calculation used to determine the Initial Number of Shares is annexed hereto as Schedule 3.2.

         (b) The number of Purchaser Shares shall be subject to adjustment at Closing as follows:

                  At Closing, Ascot will deliver a Balance Sheet of Caribsun at August 31, 1997 audited by Kirkland, Brakeman & Ross, Clearwater, Florida. The audited balance sheet of Caribsun as of August 31, 1997 shall be referred to in this Agreement as the "Closing Balance Sheet." In the event that the net worth of Caribsun as of August 31, 1997 shown on the Closing Balance Sheet is less than $4,500,000, the number of Purchaser Shares to be issued to Ascot in exchange for the Caribsun Shares shall be reduced (but not increased) by the number of shares determined by subtracting the difference between $4,500,000 and the net worth of Caribsun set forth on the Closing Balance Sheet, dividing by $4,500,000 and multiplying the result by the Initial Number of Purchaser Shares. The reduced number of Purchaser Shares thus obtained shall be the final purchase price for the Caribsun Shares.

         (c) In the event that there are not a sufficient number of authorized, unissued and unreserved shares of Purchaser's Common Stock at Closing, to issue the number of Purchaser Shares equaling the final purchase price, the Purchaser will promptly call a meeting of shareholders, or take appropriate action by consent to authorize the additional number of shares to fully pay the final purchase price. In the event the outstanding shares of Purchasers Common Stock are increased or reduced without the receipt of consideration as a result of corporation action by the Purchaser, the number of share so Purchasers Stock comprising the shortfall will be proportionately reduced or increased.

         3.3 Closing. The sales referred to in Sections 3.1 shall take place at 10:00 A.M. at the offices of Sommer & Schneider LLP, 600 Old Country Road, Suite 535, Garden City, New York, 11530, on October 15, 1997, or at such other time and date as the parties hereto shall by written instrument designate. Such time and date are herein referred to as the "Closing Date."


                                    ARTICLE 4

                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         The purchase of the Caribsun Shares by Purchaser on the Closing Date is conditioned upon satisfaction, on or prior to such date, of the following conditions:

         4.1 Opinion of Caribsun's Counsel. Ascot shall have furnished the Purchaser with a favorable opinion, dated the Closing Date, of Ascot's and Caribsun's counsel, in form and substance satisfactory to the Purchaser and their counsel, to the effect set forth in Exhibit 1 attached hereto.

         4.2 Good Standing and Other Certificates. Ascot, Caribsun and Coconut Hall, as the case may be, shall have delivered to the Purchaser:

         (a) copies of Ascot's, Caribsun's, and Coconut Hall's charter including all amendments thereto, in each case certified by the Secretary of State or other appropriate official of its jurisdiction of incorporation;

         (b) a certificate from the Secretary of State or other appropriate official of their respective jurisdictions of incorporation to the effect that Ascot, Caribsun and Coconut Hall are in good standing or subsisting in such jurisdiction and listing all charter documents including all amendments thereto, of Ascot, Caribsun and Coconut Hall on file;

         (c) a copy of the By-Laws each of Ascot, Caribsun and Coconut Hall, certified by the respective Secretary of each entity as being true and correct and in effect on the Closing Date.

         (d) a resolution of Ascot's and Caribsun's Board of Directors certified by their respective Secretary approving the transactions contemplated hereby and authorizing the President and Secretary of each entity to execute this Agreement and all documents necessary to consummate the sale of the Caribsun Shares.

         4.3 Certain Agreements. Except as listed on Schedule 1.9 hereto, neither Caribsun or Coconut Hall has any management or consulting agreements.

         4.4 No Material Adverse Change. Prior to the Closing Date, there shall be no material adverse change in the assets or liabilities, the business or condition, financial or otherwise, the results of operations, or prospects of Caribsun or Coconut Hall, whether as a result of any legislative or regulatory change, revocation of any license or rights to do business, fire, explosion, accident, casualty, labor trouble, flood, drought, riot, storm, condemnation or act of God or other public force or otherwise, and Ascot shall have delivered to the Purchaser a certificate signed by Ascot's duly authorized representative, dated the Closing Date, to such effect.

         4.5 Truth of Representations and Warranties. The representations and warranties of each of Ascot and Caribsun contained in this Agreement or in any Schedule attached hereto shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and each of Ascot and Caribsun shall have delivered to the Purchaser a certificate, dated the Closing Date, signed by each of Ascot's and Caribsun's respective duly authorized representative, to such effect.

         4.6 Performance of Agreements. All of the agreements of each of Ascot, Caribsun and Coconut Hall to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and Ascot and Caribsun shall have delivered to the Purchaser a certificate, signed by each of Ascot's and Caribsun's respective duly authorized representative dated the Closing Date, to such effect.

         4.7 No Litigation Threatened. No action or proceedings shall have been instituted or threatened before a court or other government body or by any public authority to restrain or prohibit any of the transactions contemplated hereby, and Ascot and Caribsun shall have delivered to the Purchaser a certificate signed by Ascot's and Caribsun's duly authorized representative, dated the Closing Date, to such effect.

         4.8 Chief Financial Officer's Letter. The Purchaser shall have received a letter, dated the Closing Date, from Caribsun's Chief Financial Officer, in form and substance satisfactory to them, to the effect set forth in Exhibit 2 attached hereto.

         4.9 Consulting Agreement. The Purchaser shall have entered into the amended and revised Consulting Agreement with William Zanker in the form annexed hereto as Exhibit 3.

         4.10 Governmental Approvals. All governmental and other consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

         4.11 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Purchaser and their counsel, and the Purchaser shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         4.12 Appraisal and Balance Sheet. The audited balance sheet of Caribsun as of August 31, 1997, after giving affect to a current fair market value appraisal by HVS International and such liabilities as should be included on a balance sheet prepared in accordance with GAAP shall show Caribsun having a net worth equal to or exceeding $3,125,000.

         4.13 Receipt of Evidence of Title. Purchaser shall be reasonably satisfied by correspondence with Stewart Title that Coconut Hall has title to approximately 86 acres of the real estate in Antigua.

         4.14 Issuance of Stock Underlying Options. The Purchaser shall have issued stock certificates bearing appropriate legends and stop transfer instructions, covering shares issuable to each of William Zanker, Terrance Murray, Keith Dee, Andrew Hyams, Donald R. Fleischer and Stephen Seligman. The legend will be substantially to the following effect:

         "The shares represented by this certificate have not been fully paid and may not be voted or sold, hypothecated, assigned or otherwise transferred in whole or in part until the issuer receives the full consideration described in that option agreement between the issuer and the name in which this certificate is registered, a copy of which is on file with the issuers transfer agent."

         4.15 Issuance of Stock as Replacement for Stock Pledged as Collateral. The Purchaser shall have issued 60,000 shares of its common stock to each of Terrance Murray and William Zanker in lieu of shares held by Mark Schwarz, Esq. as escrow agent under Pledge Agreements dated December 27, 1996 related to $265,000 of outstanding Bridge Notes. In the event the Bridge Notes are paid and the shares of stock held by Mark Schwarz are returned to Messrs. Murray and Zanker, each will promptly return 60,000 shares to the Company for cancellation.

         4.16 Closing. The transactions contemplated by this Agreement shall have been consummated by October 15, 1997.

         4.17 Indemnification Agreements. The Purchaser shall have entered into the Indemnification Agreement with William Zanker, Terrance Murray, Keith Dee, Andrew Hyams, Donald R. Fleischer and Stephen Seligman in the form annexed hereto as Exhibit 5.

         4.18 Agreement with Terrance Murray. The Purchaser shall have entered into an agreement with Terrance Murray providing for the termination of Mr. Murray's employment contract and the settlement of claims of Mr. Murray against the Purchaser for approximately $60,000 of salary in exchange for Warrants to purchase an aggregate of 100,000 shares of Purchaser's Common Stock. (1/3 @ $.50, 1/3 @ $.75, 1/3 @ $1.00, protected from price dilution in the same manner as the warrants described in the Consulting Agreement set forth as Exhibit 3.)

                                    ARTICLE 5

                        CONDITIONS TO THE OBLIGATIONS OF
                               ASCOT AND CARIBSUN

         The obligations of Ascot and Caribsun on the Closing Date are conditioned upon satisfaction, on or prior to such date, of the following conditions:

         5.1 Opinion of the Purchaser's Counsel. The Purchaser shall have furnished Ascot and Caribsun with an opinion, dated the Closing Date, of Sommer & Schneider LLP; to the effect set forth in Exhibit 4 attached hereto.

         5.2 Good Standing Certificates. The Purchaser shall have delivered to Ascot:

         (a) copies of the Certificate of Incorporation of the Purchaser, including all amendments thereto, certified by the Secretary of State of the State of New York; and

         (b) certificates from the Secretary of State of the State of New York to the effect that Purchaser is in good standing in such State and listing all charter documents, including all amendments thereto, of Purchaser on file.

         5.3 Truth of Representations and Warranties. The representations and warranties of the Purchaser contained in this Agreement shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and Purchaser shall have delivered to Ascot a certificate, dated the Closing Date, to such effect.

         5.4 Governmental Approvals. All governmental consents and approvals, if any, necessary to permit the consummation of the transactions contemplated by this Agreement shall have been received.

         5.5 Performance of Agreements. All of the agreements of the Purchaser to be performed on or before the Closing Date pursuant to the terms hereof shall have been duly performed, and the Purchaser shall have delivered to Ascot a certificate, dated the Closing Date, to such effect.

         5.6 Proceedings. All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Ascot and its counsel, and Ascot shall have received copies of all such documents and other evidences as they or their counsel may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         5.7 Consulting Agreement. The Purchaser shall have entered into the consulting agreement with William Zanker annexed hereto as Exhibit 3.

         5.8 Board Representation. At Closing all present directors of Purchaser shall resign and not less than three persons designed by Ascot shall be appointed to the Board of Directors of the Purchaser.

         5.9 Bridge Loans. Holders of seventy-five percent outstanding Bridge Notes aggregating $265,000 shall have agreed to give the Purchaser an option to redeem the Bridge Notes prior to December 27, 1997 and acquire the related Preferred Stock Warrants for the face value of the Notes, plus accrued and unpaid interest payable at the Purchaser's option in cash or shares of the Purchaser's Common Stock. The number of shares of the Purchaser's Common Stock necessary to redeem the Notes and Preferred Stock Warrants shall be calculated by dividing the principal amount redeemed by 0.85 times the average closing price of the Purchaser's common stock on the five business days preceding the Purchaser's call.

         5.10 Closing. The transactions contemplated by this Agreement shall have been consummated by October 15, 1997.

         5.11 Agreement with Terrance Murray. The Purchaser shall have entered into the Agreement set forth in Section 4.18 above.


                                   ARTICLE 5A

                               INTERIM MANAGEMENT

         5A.1 Appointment of Interim Operating Officer. David Coia is hereby appointed Interim Operating Officer of the Purchaser to all powers and responsibilities of a chief executive officer with William Zanker from the date of this Agreement until either the Closing or termination.

         5A.2 Operation of Purchaser and Caribsun in the Ordinary Course. Ascot covenants and agrees that pending the Closing, the business of Purchaser shall be operated in the ordinary course of business consistent with past practice and except (i) the hiring of personnel set forth in Schedule 5A.2 hereto, which discloses name, title and salary; (ii) the payment of professional fees and services reasonably necessary to complete the transactions contemplated by the Agreement; or (iii) as otherwise agreed in writing by William Zanker:

         (a) Existing Condition. Ascot shall not cause nor permit to occur any of the events or occurrences described in Section 5A.2 hereof.

         (b) Maintenance of Physical Assets. Ascot shall continue to maintain and service the physical assets used in the conduct of the Purchaser's Business in the same manner as has been its consistent past practice.

         (c) Employees and Business Relations. Ascot shall use its best efforts to keep available the services of the present employees and agents of the Purchaser's Business and to maintain the relations and goodwill with the suppliers, customers, distributors and any others having business relations with the Purchaser's Business.

         (d) Compliance with Laws, etc. Ascot shall comply with all laws, ordinances, rules, regulations and orders applicable to the Purchaser's Business, or Purchaser's operations, assets or properties in respect thereof, the noncompliance with which might materially affect the Purchaser Business or the Assets.

         (e) Sale of Assets; Negotiations. Ascot shall not, directly or indirectly, sell or encumber all or any part of the assets of Purchaser, other than in the ordinary course of the Purchaser's Business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing. Ascot shall not provide any confidential information concerning the Purchaser's Business or its properties or assets or any third party.

         (f) Checks. Ascot will not permit Purchaser to issue any check in an amount of $1,000 or group of checks in an amount exceeding $10,000 except the payment of existing liabilities of Purchaser or professionals necessary for the transaction contemplated hereby.

         5A.3 Termination. In the event the transactions contemplated by this Agreement are not consummated by October 15, 1997, Mr. Coia and the persons set forth on Schedule 5A.2 shall resign and return all documents and property of the Purchaser in their possession to Mr. Zanker.

         5A.4 Survival. Notwithstanding anything to the contrary contained in
Article 6 below, the covenants of Ascot contained in this Article 5A shall survive the termination of this Agreement and Ascot shall indemnify the Purchaser from any damages resulting from breach of these covenants and agreements whether or not the transactions contemplated hereby are consummated.

                                    ARTICLE 6

                               COVENANTS OF ASCOT


         6.1 Non-Competition; Non-Interference. In consideration of the purchase of the Shares by Purchaser, Ascot agrees that from the date of this Agreement until September 30, 2002, Ascot and the officers and directors of Caribsun and Ascot (the "Ascot Parties") will not, whether for their own account or for the account or any other person, directly or indirectly:

         (a) engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with or render services or advice to, any business, the products or services of which compete, in whole or in part, with the products or activities of Caribsun within the geographical territories within Antigua in which Caribsun at the time up to the Closing Date has conducted its business.

         (b) solicit any potential customer or client to which Caribsun has made a presentation, or with which Caribsun has been in contact, not to hire Caribsun, or to hire another company whether or not such Ascot Party had personal contact with such person during or by reason of his or its association with Caribsun; or

         (c) solicit the business of any company which is a customer or client of Caribsun, or was its customer or client within two years prior to the date of this Agreement;

         (d) persuade or attempt to persuade any employee of Caribsun, or any individual who was its employee during the two years prior to the date of this Agreement, to leave Caribsun's employ, or to become employed by or otherwise be engaged as an independent consultant or otherwise for, any person other than Caribsun; or

         (e) disclose or use any confidential information of Caribsun or any of their clients and customers. For purposes of this section "confidential information" with respect to any entity shall mean trade secrets concerning such entity's operations, future plans, projected and historical sales, marketing, costs, production, growth and distribution, any customer lists, customer information or other information relating to the products or services, whether patentable or not, concerning the business of such entity as conducted prior to the Closing Date.

         6.2 Construction. It is the desire and intent of the parties to this Agreement that the provisions of Section 6.1 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section 6.1 shall be adjudicated to be invalid or unenforceable, for any reason, including, without limitation, the geographic or business scope or duration thereof, such provision shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any validity or unenforceability of any provision of this Agreement shall attach only to such provision and shall not effect or render invalid any other provision of this Agreement or any other agreement or instrument.

         6.3 Enforcement. The parties recognize that the performance of the obligations under Section 6 by Ascot Affiliates is special, unique and extraordinary in character, and that in the event of the breach by such Stockholder Affiliate of the terms and conditions of Section 6.1 to be performed, Caribsun and/or the Purchaser would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, Ascot Affiliates agree that in such event, in addition to any other remedies which Caribsun and/or Purchaser may have in law or equity for money damages or other relief, Caribsun and the Purchaser shall be entitled to temporary and/or injunctive relief, without the necessity of posting a bond therefor or of proving damages, to enforce the provisions hereof.

         6.4 Continuance of Certain Insurance Policies. Ascot shall cause the Purchaser (including making all premium payments) to keep in force the present officers and directors liability policy for a period of three years following the Closing.

         6.5 Certain Actions. With respect to creditors, Ascot agrees to cause the Purchaser following Closing to take all action reasonably necessary to pay or settle the claims of all existing creditors of the Purchaser including the holders of the Bridge Notes.

         6.6 Certain Registrations. Ascot agrees to file and/or maintain effective registration statements under the Securities Act of 1933 with respect to shares of Purchasers Common Stock issued or issuable:

         (a) to former officers and directors pursuant to the exercise of stock options or warrants;

         (b) to Josh Alexander Associates, Inc. pursuant to a finder's fee agreement dated September 4, 1997;

         (c)      to William Zanker and Terrance Murray set forth in Section
                  4.15 above;

         (d) to employees pursuant to other stock plans which are in effect on the date of the Agreement.

         6.7 Personal Gurantees. Ascot agrees to take such action as shall be necessary within 10 days following Closing to release William Zanker from any personal guarantee of the obligations of the Purchaser of any of the Purchaser's subsidiaries for liabilities arising after Closing and if Mr. Zanker cannot be so released to provide Mr. Zanker with backup indemnity from any claims on such guarantees.

                                    ARTICLE 7

                 SURVIVAL OF REPRESENTATIONS; INDEMNITY; SET-OFF

         7.1 Survival of Covenants and Agreements. The respective representations, warranties, covenants and agreements of Ascot, Caribsun and the Purchaser contained in this Agreement, or any Schedule attached hereto or any agreement or document delivered pursuant to this Agreement shall survive for a period of five years from the consummation of the transactions contemplated hereby; provided, however, that the representations, warranties and agreements made with regard to taxes and ERISA matters shall survive until the applicable statutes of limitations have expired; and provided further, however, that with respect to any covenant, term or provision to be performed hereunder or in any of the Schedules hereto or any documents or agreements delivered hereunder, the right of indemnification under this Article 7 shall survive until such covenant, term or provision has been fully paid, performed or discharged.

         7.2      Indemnification.

         (a) Ascot agrees to indemnify and hold the Purchaser and their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses, liabilities, assessments, judgments, costs or expenses (including, without limitation, penalties, interest and reasonable counsel fees and expenses), (each a "Claim"), in excess of $25,000 in the aggregate, as a result of or arising out of the breach of any representation or warranty made by Ascot and/or Caribsun or the failure of any representation or warranty made by Ascot and/or Caribsun in this Agreement or in any Schedule attached hereto or any document or agreement delivered hereunder to be true and correct in all respects as of the date of this Agreement and as of the Closing Date or the non-performance by Ascot and/or Caribsun of any covenant, term or provision to be performed by it hereunder or in any of the documents or agreements delivered hereunder which may be imposed or sought to be imposed on Purchaser or Caribsun.

         (b) The Purchaser agrees to indemnify and hold Ascot and Caribsun and each of their officers, directors, shareholders, employees, affiliates and agents harmless from damages, losses or expenses (including, without limitation, reasonable counsel fees and expenses) in excess of $25,000, in the aggregate, suffered or paid, directly or indirectly, as a result of or arising out of the failure of any representation or warranty made by the Purchaser in this Agreement to be true and correct in all respects as of the date of this Agreement and as of the Closing Date.

         (c) The Purchaser's and Caribsun's right to indemnification as provided in this Section 7.2 shall not be eliminated, reduced or modified in any way as a result of the fact that (i) the Purchaser or Caribsun has notice of a breach or inaccuracy of any representation, warranty or covenant contained herein;
                  (ii) the Purchaser has been provided with access, as requested by Purchaser, to officers and employees of Ascot, Caribsun and Coconut Hall and such of Ascot's, Caribsun's and Coconut Hall's books, documents, contracts and records as has been provided to Purchaser in response to Purchaser's requests.

         7.3      Conditions of Indemnification.

         (a) A party entitled to indemnification hereunder (the "Indemnified Party") shall notify the party or parties liable for such indemnification (the "Indemnified Party") in writing of any Claim or potential liability for Taxes ("Tax Claim") which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice shall be given within a reasonable (taking into account the nature of the Claim or Tax Claim) period of time after the Indemnified Party has actual knowledge thereof. The Indemnifying Party shall satisfy its obligations under this
                  Article 7 within forty days after receipt of subsequent written notice from the Indemnified Party if an amount is specified therein, or promptly following receipt of subsequent written notice or notices specifying the amount of such Claim or Tax Claim additions thereto; provided, however, that for so long as the Indemnifying Party is in good faith defending a Claim or Tax Claim pursuant to Section 7.3(b) hereof, its obligation to indemnify the Indemnified Party with respect thereto shall be suspended (other than with respect to any costs, expenses or other liabilities incurred by the Indemnified Party prior to the assumption of the defense by the Indemnifying Party). Failure to provide a notice of Claim or Tax Claim within the time period referred to above shall not constitute a defense to a Claim or Tax Claim or release the Indemnifying Party from any obligation hereunder to the extent that such failure does not prejudice the position of the Indemnifying Party.

         (b) If the facts giving rise to any such indemnification involve any actual, threatened or possible Claim or demand or Tax Claim by any person not a party to this Agreement against the Indemnified Party, the Indemnifying Party shall be entitled to contest or defend such Claim or demand Tax Claim at its expense and through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, such right to contest or defend shall only apply if the Indemnifying Party gave written notice of its intention to assume the contest and defense of such Claim or demand Tax Claim to the Indemnified Party as soon as practicable, but in no event more than thirty days after receipt of the notice of Claims or Tax Claim, and provided the Indemnified Party with appropriate assurances as to the creditworthiness of the Indemnifying Party, and that the Indemnifying Party will be in a position to pay all fees, expenses and judgments that might arise out of such Claim or demand Tax Claim. The Indemnified Party shall have the obligation to cooperate in the defense of any such Claim or demand Tax Claim and the right, at its own expense, to participate in the defense of any Claim or Tax Claim. So long as the Indemnifying Party is defending in good faith any such Claim or demand Tax Claim asserted by a third party against the

                  Indemnified Party, the Indemnified Party shall not settle or compromise such Claim or demand Tax Claim. The Indemnifying Party shall have the right to settle or compromise any such Claim or demand Tax Claim without the consent of the Indemnified Party at any time utilizing its own funds to do so if in connection with such settlement or compromise the Indemnified Party is fully released by the third party and is paid in full any indemnification amounts due hereunder. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third party Claim or demand Tax Claim and shall otherwise cooperate, at the expense of the Indemnifying Party, in the defense thereof in such manner as the Indemnifying Party may reasonably request. Whether or not the Indemnifying Party elects to defend such Claim or demand Tax Claim, the Indemnified Party shall have no obligation to do so.


                                    ARTICLE 8

                                  MISCELLANEOUS

         8.1 Knowledge of Ascot, Caribsun and Coconut Hall. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge, information and belief of Ascot, Caribsun and Coconut Hall and Ascot, Caribsun and Coconut Hall confirm that they have made due and diligent inquiry as to the matters that are the subject of such representations and warranties.

         8.2 Expenses. The parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers; except that, in the event the transactions contemplated by this Agreement are not completed, Ascot will reimburse the Purchaser within five days of demand for all expenses in connection with an appraisal of the property of Coconut Hall.

         8.3 Governing Law. The interpretation and construction of this Agreement, and all matters relating hereto, shall be governed by the laws of the State of New York applicable to agreements executed and to be performed solely within such State without regard to conflicts of laws.

         8.4 Jurisdiction. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought in the courts of the State of New York, or in the United States District Court for the Eastern or Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. The prevailing party or parties in any such litigation shall be entitled to receive from the losing party or parties all costs and expenses, including reasonable counsel fees, incurred by the prevailing party or parties.

         8.5 Captions. The Article and Section captions used herein for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

         8.6 Publicity. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of Purchaser and Caribsun to the contents and the manner of presentation and publication thereof. The parties hereto agree that the execution of this Agreement requires the release of information to the financial press concerning this acquisition and accordingly agree to promptly issue a press release mutually acceptable to Ascot and the Purchaser and to file a Form 8-K report with the Securities and Exchange Commission containing this agreement and all exhibits and schedules hereto.

         8.7 Notices. Any notice or other communication required or permitted hereunder shall be deemed sufficiently given when delivered in person, one business day after delivery to a reputable overnight carrier, four business days if delivered by registered or certified mail, postage prepaid or when sent by telecopy with a copy following by hand or overnight carrier or mailed, certified or registered mail, postage prepaid, addressed as follows:

         If to the Purchaser:

             The Great American Backrub Store, Inc.
             53 West 36th Street, Room 1202
             New York, NY  10018

         with a required copy to:

             Sommer & Schneider LLP
             600 Old Country Road, Suite 535
             Garden City, NY  11530

         If to Ascot:

             Ascot International Corp.
             4707 140th Avenue No., Suite 312
             Clearwater, FL  34622

         If to Caribsun:

             Caribsun Corp.
             4707 140th Avenue No., Suite 312
             Clearwater, FL  34622

         8.8 Parties in Interest. This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto, other than by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         8.9 Counterparts. This Agreement may be executed in two or more counterparts, all of which taken together shall constitute one instrument.

         8.10 Entire Agreement. This Agreement, including the Schedules hereto and the other documents referred to herein which form a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

         8.11 Amendments. This Agreement may not be changed orally, but only by an agreement in writing signed by Purchaser, Company and Ascot.

         8.12 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof will not in any way be affected or impaired thereby.

         8.13 Third Party Beneficiaries. Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person other than the parties hereof.

         8.14 Cooperation After Closing.From and after the Closing Date, each of the parties hereto shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.

                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, each of the Purchaser, Ascot, Caribsun and Coconut Hall have executed this Agreement, all as of the day and year first above written.

                                         PURCHASER

                                         THE GREAT AMERICAN BACKRUB STORE, INC.


                                         By:     /s/  William Zanker
                                                 ----------------------------
                                         Title:  President


                                          ASCOT

                                          ASCOT INTERNATIONAL CORP.


                                          By:    /s/ David S. Coia
                                                 ----------------------------
                                          Title: President


                                          CARIBSUN

                                          CARIBSUN CORP.


                                          By:    /s/ David S. Coia
                                                 ----------------------------
                                          Title: President


                                          COCONUT HALL RESORT LIMITED


                                          By:    /s/ David S. Coia
                                                 ----------------------------
                                          Title: President

                                  SCHEDULE 1.1

                               Ownership of Stock


         None










                                  SCHEDULE 1.2

                                    Consents




         None









                                  SCHEDULE 1.4

                                  Capital Stock


         None

                                  SCHEDULE 1.5

                              Financial Statements





                                [ATTACHED HERETO]

                                 CARIBSUN, CORP.
                                  BALANCE SHEET
                                DECEMBER 31, 1997
                                   (Unaudited)



                                     ASSETS


Land                                                              $    9,500,000
                                                                  --------------

                                                                  $    9,500,000
                                                                  --------------






                      LIABILITIES AND STOCKHOLDER'S EQUITY



Accrued expenses                                                  $      375,000

Long-term debt                                                         5,000,000
                                                                  --------------

Total Liabilities                                                 $    5,375,000

Total stockholder's equity                                        $    4,125,000
                                                                  --------------


                                                                  $    9,500,000
                                                                  --------------

                                 CARIBSUN, CORP.
                                  BALANCE SHEET
                                 AUGUST 31, 1997
                                   (Unaudited)




                                     ASSETS


Land                                                              $    9,500,000
                                                                  --------------


                                                                  $    9,500,000
                                                                  --------------




                      LIABILITIES AND STOCKHOLDER'S EQUITY


Note payable                                                      $      450,000

Long-term debt                                                         5,000,000
                                                                  --------------

Total Liabilities                                                      5,500,000

Total stockholder's equity                                             4,000,000
                                                                  --------------

                                                                  $    9,500,000

                                  SCHEDULE 1.6

                                Books and Records


         No exceptions











                                  SCHEDULE 1.7

                              Title to Properties;
                                  Encumbrances


         None








                                  SCHEDULE 1.8

                                     Leases


         None

                                  SCHEDULE 1.9

                               Material Contracts


(a)      Employment Contracts

         None

(b)      Dividend & Distribution Restriction Agreement

         None

(c)      Loans & Advances

         None

(d)      Guarantees

         None

(e)      Management Agreement

         None

(f)      Non-Compete Agreements

         None

(g)      Extraordinary Contracts

         None

(h)      Miscellaneous Contracts which may impair business of Company

         None

(i)      Contracts and Commitments

         None

                                  SCHEDULE 1.10

                              Restrictive Documents



Project Description:    Residential villas (13)
                        Residential houses (16)
                        Condominiums (50) - for right to use program [Phase I]
                        Hotel - 300 rooms
                        Casino - 2,500 square feet
                        Marina yacht club (50 slips)
                        Tennis complex (20 courts, plus center exhibition court)
                        Health club and spa




                                  SCHEDULE 1.11

                                   Litigation



         None








                                  SCHEDULE 1.12

                                      Taxes


                                                            None

                                  SCHEDULE 1.13

                                   Liabilities



                                                            None

                                  SCHEDULE 1.14

                                    Insurance



1.       Sun Alliance (Eastern Caribbean) Limited
         Policy #  PL9711931
         Term:     5/1/97 to 4/30/98

         Public Liability $1,000,000 U.S.

         Premium           $ 1,000.00
         Deductible        $  -0-
         Amounts Paid Out  $  -0-

                                  SCHEDULE 1.15

                             Intellectual Properties


         None






                                  SCHEDULE 1.16

                              Compliance With Laws


                                                            None

                                  SCHEDULE 1.18

                             Employee Benefit Plans
                              and List of Employees



                                                        Salary            Date
Employee         Birth Date          Job Title            YTD            of hire
--------         -----------         ---------            ---            -------




None







No plans other than:


None

                                  SCHEDULE 1.20

                      Interests in Clients, Suppliers, Etc.




         None









                                  SCHEDULE 1.21

                            Intercompany Transactions



         None

                                  SCHEDULE 1.22

                        Bank Accounts, Powers of Attorney
                                       and
                            Compensation of Employees


                                              Account                Persons
1.       Bank Accounts                        Number              Having Access

         Bank Name and Address

         None



2.       Powers of Attorney

         None




3.       Compensation of Employees

         Employees                         Salaries Exceeding $25,000

         None

                                  SCHEDULE 2.3

Great American Backrub
                                               Authorized         Outstanding
                                               ----------         -----------
Common                                         20,000,000         2,416,854
A Preferred                                             0                 0
B Preferred                                    15,000,000                 0

Existing Common Options or Agreements

         Name                   Expires      Price     Number          Number
         ----                   -------      -----     ------       Under $1.00
                                                                    -----------

         William Zanker         Dec-04       0.375      120,000      120,000
         Terrance Murray        Dec-04       0.375      120,000      120,000
         Keith Dee              Dec-04       0.375       10,000       10,000
         Clint Allen                         5.000      100,000
         Steven Thompson        Dec-04       3.750      120,000
         Employee Plan          various     various       8,500
         Simon Abrahams         Jul-99       4.000       25,000
         Tim Simon              Jul-99       4.000       40,000
         First Bridge                        2.500      107,500
         Und. Warrants          Feb-00       6.000      125,000
         E. Faber               Mar-05       5.000       10,000
         P. Hanlet              Mar-05       5.000       10,000
         A. Hyams               Mar-05       5.000       10,000
         D. Fleisher            Mar-05       5.000       10,000
         S. Seligman            Mar-05       5.000       10,000
         A. Hyams               Sep-02       0.375       12,500       12,500
         D. Fleisher            Sep-02       0.375       12,500       12,500
         S. Seligman            Sep-02       0.375       12,500       12,500
                                                         ------       ------
                                                        863,500      287,500


Agreements to issue Common after closing

         Josh Alexander Associates services           1,000,000    1,000,000

Preferred Stock Bridge Warrants exercisable 12/27/97

         Harold Hockberger                 275,200
         Terrance C. Murray                145,550
         Keith Dee                          79,250
         Eastern Valley Holdings Ltd.      500,000
         RAASAY S.A.                       500,000
         HANDA, S.A.                       500,000
                                           -------
                                         2,000,000

Total Common                                          4,280,354    3,704,354

                                  SCHEDULE 2.4

                    Purchaser's Interim Financial Statements


                                [ATTACHED HERETO]

Summary of Part II of Schedule 2.4

         The Part is a nineteen page computer generated report titled "Open Invoice List." The report lists approximately 139 individuals and entities to whom the company owes a total of $575,945.58.


Summary of Part III of Schedule 2.4

         The Part is a twelve page computer generated report titled "Monthly Sales Report." The report details the August 1997 service and product sales at the company's retail locations and one of the company's franchise locations. The "Gross Sales" as shown on the report are as follows:

         Roosevelt Field (franchise location)                        $31,658.34
         Schaumberg                                                   36,222.64
         78th and Broadway                                            29,855.32
         91st and Broadway                                            14,251.93
         71st and Broadway                                            44,000.35
         Park Slope                                                   19,702.60
         Westchester                                                  31,409.08
         81st and Second                                              23,238.59
         Soho (Spring Street)                                         31,228.85
         Bleeker Street                                               17,011.23
         35th and Third                                               20,758.62
         58th and Third                                               42,176.93

                             Great American Backrub

                                  Balance Sheet
                                 AS OF 07/31/97

                                               ASSETS
                                     -------------------------

CURRENT ASSETS
          BONY - Checking/Diab A/C            (9,526.23)
          Cash-Operating (#003-077934)       (78,846.87)
          Cash Payroll (#003-077926)         (10,408.67)
          Cash-Warrant(#003-077969)           76,168.45
          Cash Register Fund                     220.00
          CASH-WESTCHESTER                     3,677.64
          Cash-RB001 (#003-077861)             3,157.84
          Cash-RB004 (#003-077853)             1,250.62
          Cash-RD005 (#003-077845)             1,072.96
          Cash-RB006 (#003-077837)             1,644.16
          Cash-RB007 (#003-077829)             1,069.31
          Cash-RB011 (#003-77780)                747.05
          Cash-RB012 (#003-914755)             2,360.07
          BONY-Payroll A/C                    (9,051.86)
          CITIBANK-RB011-96467106                 93.69
          Cash- Chemical(RB014)                2,336.87
          Cash-First Chicago(RB015)            4,249.78
          Swiss Bank A/C                     161,204.48
          Petty Cash                             400.00
          Cash-RB013 (#003-928993)             1,282.13
          Inventory                          259,697.20
          Notes Rec. - Current                50,937.80
          EMPLOYEES EXPENSE ADVANCE            8,350.00
          Other Receivables                   23,354.66
                                                 135.99
          A/R-Roosevelt Field                 21,961.81
          A/R-Cherry Creek Mall               93,180.70
          ALLOWANCE FOR BAD DEBTS            (26,000.00)
          Prepaid Rent                        94,689.00
          PREPAID INSURANCE                   22,927.14
          PREPAID STATE INCOME TAX             2,500.00
          PREPAID CITY TAXES                   1,500.00
                                             ----------
              Total Current Assets                        706,335.72

 FIXED ASSETS

          EQUIPMENT                           22,250.00
          EQUIPMENT - RB001                   95,293.00
          EQUIPMENT-RB4                       21,100.00
          EQUIPMENT-RB5                       10,458.00
          EQUIPMENT - RB006                   29,189.00
          EQUIPMENT                           15,100.00

                             Great American Backrub

                                  Balance Sheet
                                 AS OF 07/31/97

          EQUIPMENT -- WESTCHESTER             62,057.00
          EQP-COLUMBUS AVE                     15,255.00
          EQUIPMENT-RB10                       15,202.00
          EQUIPMENT PARK SLOPE #12             33,656.88
          EQUIPMENT - (RB0012)                 28,121.59
          Furniture & Equipment-RB013          21,470.95
          Furniture & Equipment-RB014          34,601.18
          Furniture & Fixtures-RB015           26,465.70
          EQUIPMENT                             3,113.30
          EQUIPMENT - CORPORATE                30,227.16
          EQP RENTAL RB10                          (0.40)
          LEASEHOLD IMPRO-RB1                 122,575.91
          LHI - RB004                          32,505.43
          LEASEHOLD IMPROV. - RB5              18,431.00
          LEASEHOLD IMPROVEMENTS               31,376.90
          LSE. HOLD IMPRO. WEST                21,088.00
          LHI -WESTCHERSTER                   247,894.00
          LSE HOLD IMPRO-RB10                  30,833.80
          LSE HOLD IMPRO-JFK                   34,505.47
          LHI -  PARK SLOPE(RB0011)            64,651.25
          LEASEHOLD IMPROVE. (RB012)           29,697.37
          LSE HOLD IMPRO - (RB013)             42,729.74
          LSE HOLD IMPRO - (RB014)             81,287.80
          LSE HOLD IMPRO - (RB015)            170,845.13
          Warehouse Improvements                2,524.39
          COMPUTER EQUIPMEMT                    4,984.00
          COMPUTER EQUIPMENT - RB4              4,170.00
          COMPUTER EQUIPMENT - RB 5             5,232.15
          COMPUTER EQUIPMENT - RB6              4,045.00
          COMPUTER EQUIPMENT  -RB7              4,045.00
          COMPUTER EQUIPMENT  - RB8             4,045.00
          COMPUTER EQUIPMENT - RB9              3,229.25
          COMPUTER EQUIPMENT - RB10             4,164.00
          COMPUTER EQUIPMENT                    2,991.99
          COMPUTER EQUIPMENT                    4,191.00
          COMPUTER EQUIPMENT                    3,994.00
          COMPUTER EQUIPMENT                      366.41
          Accum Deprec-Furn & Fix            (239,694.00)
          Accum Deprec-Building               (30,654.00)
          Acc Depr-Computer Equip              (3,149.70)
                                            ------------
               Total Fixed Assets                          1,166,466.67

OTHER ASSETS
          Utility Deposits                      9,373.85
          UTILITY DEPOSIT - RE004                 630.00
          Health Insurance Deposits            16,000.00

                         Great American Backrub
                              Balance Sheet
                             AS OF 07/31/97

         Rent Deposits                   290,932.23
                                         ----------
            Total Other Assets                          316,936.08
                                                        ----------
                Total Assets                                        2,189,738.47
                                                                    ============

                                 LIABILITIES & EQUITY
                               -------------------------

 CURRENT LIABILITIES
         Accounts Payable                632,223.75
         Accrued Payroll                  84,477.06
         Fica/WH Payable                   1,267.22
         Accrued Payroll Taxes                (0.03)
         FUTA liability                        0.03
         SUI Liability                    (1,054.35)
         State W/H Liability                   1.20
         NYC W/H Liability                   (4.46)
         SDI Liability                     1,608.51
         CA State W/H Tax Liability          (102.32)
         Connecticut SUI                    (453.06)
         Sales Tax Payable                 3,278.70
         Deferred Revenue                 52,675.62
         Accrued Other Exps              152,597.99
         Accrued Rent                    365,652.43
         Bridge Notes Payable            262,666.67
         Original Issue Discount        (102,803.00)
         ACCRUED VACATION                 40,000.00
                                     ---------------
             Total Current Liabilities                1,492,031.96

 LONG TERM LIABILITIES

                                     ---------------
             Total Long Term Liab.                            0.00
                                                      ------------
               Total Liabilities                                    1,492,031.96

  EQUITY
         Common Stock                                      2,416.50
         Addnl Paid In Capital                         8,865,331.47
         Retained Earnings                            (7,005,507.01)
         Current Earnings                             (1,164,534.45)
                                                      -------------
               Total Equity                                           697,706.51

                                                                  ------------
             Total Liab. & Equity                                 2,189,738.47
                                                                  ============

                                Income Statement
                          FOR THE MONTH ENDING 07/31/97

CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
      Service Sales                         239,312.06           88.0        1,981,073.14      85.8
      Product Sales                          49,098.40           18.1          444,872.24      19.3
      NO CHARGE SALES                             0.00            0.0           (9,706.47)     (0.4)
      Royalties/Franchise Fees                    0.00            0.0           15,124.88       0.7
      Returns & Allowances                   (1,418.58)          (0.5)         (22,021.82)     (1.0)
      Other Income                                0.00            0.0               63.08       0.0
      SALES DISCOUNTS                       (15,026.56)          (5.5)         (99,544.81)     (4.3)
                                           -----------          -----        ------------     -----
      Total Sales                           271,965.32          100.0        2,309,860.24     100.0

COST OF GOODS SOLD
      COGS - Service Sales                   77,961.22           28.7          675,984.92      29.3
      DIRECT  -  FICA                         4,809.20            1.8           41,194.78       1.8
      DIRECT  -  MEDICARE                     1,124.72            0.4            9,634.28       0.4
      DIRECT  -  SUTA                         1,357.65            0.5           34,441.09       1.5
      Service -  FUTA                           329.57            0.1            4,179.51       0.2
      COGS - Product Purchases               29,459.06           10.8          259,997.93      11.3
      Freight In                                281.66            0.1            2,065.30       0.1
                                           -----------          -----        ------------     -----
      Total Cost of Goods Sold              115,323.08           42.4        1,027,497.81      44.5
                                           -----------          -----        ------------     -----
      Gross Profit                          156,642.24           57.6        1,282,362.43      55.5

EXPENSES
      Advertising-Print                       4,414.38            1.6           49,757.63       2.2
      Advertising-Help Wanted                   (23.25)          (0.0)           5,329.46       0.2
      DISPLAY                                     0.00            0.0           (3,531.12)     (0.2)
      Amex Charges                            1,138.37            0.4            8,821.29       0.4
      Bank Charges                            1,545.94            0.6           14,445.55       0.6
      CAM CHARGES                             3,995.95            1.5           27,426.71       1.2
      Cleaning                                    0.00            0.0              140.00       0.0
      Dues & Subscriptions                        0.00            0.0              959.95       0.0
      EQUIPMENT RENTAL                          457.89            0.2            2,773.47       0.1
      Messenger Service                       2,189.76            0.8           22,184.94       1.0
      Garbage                                   523.27            0.2            4,362.61       0.2
      Gifts                                   1,136.63            0.4            1,136.63       0.0
      Insurance - Business                    5,200.00            1.9           37,780.57       1.6
      Insurance - Property & Casual               0.00            0.0           16,668.44       0.7
      Insurance - Health                          0.00            0.0           31,702.30       1.4
      Insurance - Liability                       0.00            0.0            5,029.20       0.2
      Insurance-Director/Officer              3,000.00            1.1           27,340.00       1.2
      INSURANCE-DISABILITY                    1,570.00            0.6            3,103.58       0.1
      Insurance - Worker's Comp                 477.75            0.2           16,725.75       0.7
      Licenses & Fees                             0.00            0.0            6,159.00       0.3


                Management Use only Not intended for distribution

                                Income Statement
                          FOR THE MONTH ENDING 07/31/97


CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
      MC/Visa Charges                         1,460.37            0.5           12,077.75       0.5
      Meals & Entertainment                       0.00            0.0           14,638.20       0.6
      Miscellaneous                         (10,258.27)          (3.8)          (5,817.49)     (0.3)
      Office Supplies                         7,615.84            2.8           63,046.82       2.7
      Outside Services                        1,189.79            0.4           16,715.91       0.7
      Over/Shorts                               629.89            0.2           11,576.22       0.5
      Parking & Tolls                             0.00            0.0              894.00       0.0
      Payroll Processing                        374.30            0.1            3,034.15       0.1
      Petty Cash                                  0.00            0.0              867.76       0.0
      Postage & Deliveries                        0.00            0.0            1,655.00       0.1
      Printing & Stationery                     115.19            0.0           10,491.26       0.5
      Pro Fees-Legal & Accting                8,000.00            2.9          195,867.83       8.5
      Professional Fees-Consult               2,500.00            0.9           25,158.75       1.1
      Pro Fees-Public Relations                   0.00            0.0           19,200.58       0.8
      Pro Fees-Transfer Agent                   486.10            0.2            4,461.99       0.2
      Rent-Building                          83,916.66           30.9          660,915.34      28.6
      Repairs & Maintenance                   2,136.67            0.8           24,678.53       1.1
      Subscriptions & Dues                        0.00            0.0              282.95       0.0
      Supplies                                  215.42            0.1            4,272.08       0.2
      Property Tax                            3,209.69            1.2           12,214.49       0.5
      Telephone                               3,917.30            1.4           48,986.19       2.1
      Transportation                              0.00            0.0            2,873.87       0.1
      Travel                                      0.00            0.0           19,815.61       0.9
      Utilities                               4,826.72            1.8           28,890.56       1.3
      Interest Expense                           88.37            0.0          154,965.61       6.7
      Income Tax Expense                        222.05            0.1            5,502.05       0.2
      Penalties & Fines                           0.00            0.0            2,162.64       0.1
      Salaries & Wages                       52,658.80           19.4          336,584.01      14.6
      Salaries-Corporate                     13,731.98            5.0          169,281.65       7.3
      Salaries-Stores                        25,466.18            9.4          158,774.86       6.9
      FICA                                    4,903.17            1.8           33,476.72       1.4
      Medicare                                1,312.50            0.5            9,420.48       0.4
      FUTA                                      111.87            0.0            1,493.67       0.1
      SUTA                                      854.28            0.3           14,723.12       0.6
                                           -----------          -----        ------------     -----
      Total Expenses                        235,311.56           86.5        2,341,499.12     101.4
                                           -----------          -----        ------------     -----
      Net Operating Income                  (78,669.32)         (28.9)      (1,059,136.69)    (45.9)


OTHER INCOME
      Interest Income                           912.22            0.3           10,550.24       0.5

OTHER EXPENSES
      Depreciation-Furn. & Fixt              12,800.00            4.7          115,948.00       5.0
                                           -----------          -----        ------------     -----
      Net Income                            (90,557.10)         (33.3)      (1,164,534.45)    (50.4)
                                           ===========          =====        ============     =====

                             Great American Backrub
                          Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

01 3RD AVE, NY
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
       Service sales                         33,304.45          90.6         266,314.74       89.4
       Product sales                          5,936.06          16.1          50,170.17       16.8
       No charge sales                            0.00           0.0          (2,649.48)      (0.9)
       Returns & allowances                    (246,65)         (0.7)         (2,313.50)      (0.8)
       Sales discounts                       (2,222.67)         (6.0)        (13,599.83)      (4.6)
                                             ---------         -----         ----------      -----
       Total Sales                           36,771.19         100.0         297,922.10      100.0

COST OF GOODS SOLD
       Direct Labor                          10,169.37          27.7          84,252.19       28.3
       Direct - fica                            575.35           1.6           5,244.89        1.8
       Direct - medicare                        134.56           0.4           1,226.65        0.4
       Direct - suta                            114.49           0.3           2,890.29        1.0
       COST OF SALES - FUTA                      20.82           0.1             327.19        0.1
       Cogs-product purchases                 3,561.64           9.7          29,371.31        9.9
                                             ---------         -----         ----------      -----
       Total Cost of Goods Sold              14,576.23          39.6         123,312.52       41.4
                                             ---------         -----         ----------      -----
       Gross Profit                          22,194.96          60.4         174,609.58       58.6

EXPENSES
       advertising                              643.25           1.7           4,097.87        1.4
       amex charges                             165.73           0.5           1,358.78        0.5
       UPS/Shipping                             122.71           0.3           1,101.76        0.4
       insurance - business                     600.00           1.6           4,422.86        1.5
       mc/visa charges                          155.45           0.4           1,314.27        0.4
       miscellaneous                              0.00           0.0             160.00        0.1
       supplies                                 158.70           0.4           2,456.21        0.8
       Outside Services                           0.00           0.0             485.00        0.2
       overs/shorts                             120.40           0.3           1,047.28        0.4
       rent - building                       11,767.00          32.0          82,415.83       27.7
       repairs                                  564.60           1.5           1,988.47        0.7
       telephone                                322.99           0.9           2,190.06        0.7
       travel                                     0.00           0.0             400.00        0.1
       utilities                                411.58           1.1           2,897.74        1.0
       salaries & wages                       2,372.08           6.5          20,729.54        7.0
       SALARY - MANAGER                       1,703.23           4.6          12,648.30        4.2
       fica                                     215.85           0.6           2,083.70        0.7
       medicare                                  50.48           0.1             487.33        0.2
       futa                                       0.00           0.0              56.00        0.0
       suta                                      20.40           0.1           1,814.09        0.6
                                             ---------         -----         ----------      -----
       Total Expenses                        19,394.45          52.7         144,155.09       48.4
                                             ---------         -----         ----------      -----
       Net Operating Income                   2,800.51           7.6          30,454.49       10.2

OTHER INCOME

OTHER EXPENSES
       DEPRECIATION EXPENSE-RB1               1,000.00           2.7           7,000.00        2.3
                                             ---------         -----         ----------      -----
       Net Income                             1,800.51           4.9          23,454.49        7.9
                                             =========         =====         ==========      =====

               Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                          FOR THE MONTH ENDING 07/31/97

02 JFK - IAB
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE                 THIS MONTH   RATIO        7 MONTHS     RATIO
================================================================================================
INCOME                                            -----     ------           -----      -----
        Total Sales                                0.00        0.0            0.00       0.0

COST OF GOODS SOLD

                                                 -----     ------           -----      -----
        Total cost of Goods Sold                  0.00        0.0            0.00       0.0

                                                 -----     ------           -----      -----
        Gross Profit                              0.00        0.0            0.00       0.0

EXPENSES
                                                 -----     ------           -----      -----
        Total Expenses                            0.00        0.0            0.00       0.0

                                                 -----     ------           -----      -----
        Net Operating Income                      0.00        0.0            0.00       0.0

OTHER INCOME

OTHER EXPENSES

                                                 -----     ------           -----      -----
        Net income                                0.00        0.0            0.00       0.0
                                                 =====     ======           =====      =====




                Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                          FOR THE MONTH ENDING 07/31/97

03 LAS VEGAS
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE                 THIS MONTH   RATIO        7 MONTHS     RATIO
================================================================================================
INCOME                                                                                   ------
                                                 -----     ------           -----      -----
         Total Sales                              0.00        0.0            0.00       0.0

 COST OF GOODS SOLD                              -----     ------           -----      -----
         Total cost of Goods Sold                 0.00        0.0            0.00       0.0


                                                 -----     ------           -----      -----
         Cross Profit                             0.00        0.0            0.00       0.0

EXPENSES                                         -----     ------           -----      -----
         Total Expenses                           0.00        0.0            0.00       0.0

                                                 -----     ------           -----      -----
         Net operating Income                     0.00        0.0            0.00       0.0


OTHER INCOME

OTHER EXPENSES
                                                 -----     ------           -----      -----
         Net Income                               0.00        0.0            0.00       0.0
                                                 =====     ======           =====      =====







                Management Use only Not intended for distribution

                             Great American Backrub
                           Department Income Statement
                          FOR THE MONTH ENDING 07/31/97

04 36TH STREET
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
      Service sales                          15,717.50          91.6           140,406.01     90.7
      Sales - product                         2,669.48          15.6            24,469.49     15.8
      RETURNS & ALLOWANCES                        0.00           0.0              (767.67)    (0.5)
      RETURNS & ALLOWANCES                     (164.85)         (1.0)             (975.10)    (0.6)
      SALES DISCOUNTS 36TH STREET            (1,067.98)         (6.2)           (8,345.53)    (5.4)
                                             ---------          ----           ----------     ----
      Total Sales                            17,154.15         100.0           154,787.20    100.0
                                             ---------          ----           ----------     ----
COST OF GOODS SOLD
      DIRECT LABOR                            5,363.60          31.3            44,185.63     28.5
      DIRECT - FICA                             310.19           1.8             2,744.96      1.8
      DIRECT - MEDICARE                          72.54           0.4               641.96      0.4
      DIRECT - SUTA 36TH STREET                 151.88           0.9             3,143.31      2.0
      FUTA EXPENSE                               25.64           0.1               343.19      0.2
      cogs-product purchases                  1,601.69           9.3            14,301.01      9.2
                                             ---------          ----           ----------     ----
      Total Cost of Goods Sold                7,525.54          43.9            65,360.06     42.2
                                             ---------          ----           ----------     ----
      Gross Profit                            9,628.61          56.1            89,427.14     57.8

EXPENSES
      ADVERTISING                               335.25           2.0             1,901.95      1.2
      AMEX CHARGES                               81.52           0.5               684.89      0.4
      UPS/Shipping                               36.80           0.2               361.29      0.2
      BUILDING  INSURANCE                       400.00           2.3             2,926.86      1.9
      VISA/MC CHARGES                           102.61           0.6               868.60      0.6
      misc exp - 36th st                        300.00           1.7               880.00      0.6
      SUPPLIES-RB4                               52.13           0.3             1,969.65      1.3
      OUTSIDE SERVICES                            0.00           0.0               324.75      0.2
      overs/shorts                              894.66           5.2             1,769.03      1.1
      rent - 35th st                          3,875.00          22.6            20,750.00     13.4
      REPAIRS                                     0.00           0.0             1,046.08      0.7
      telephone - 36 st                         231.75           1.4             1,791.76      1.2
      utilities - 36 st                         320.56           1.9             2,173.33      1.4
      Salaries & wages                        1,671.30           9.7            10,725.91      6.9
      MANAGERS SALARY                         2,554.85          14.9            15,966.52     10.3
      FICA                                      243.69           1.4             1,651.08      1.1
      medicare                                   56.99           0.3               386.14      0.2
      FUTA                                        3.92           0.0               175.53      0.1
      SUTA                                       21.57           0.1             1,539.32      1.0
                                             ---------          ----           ----------     ----
      Total Expenses                         11,182.60          65.2            67,892.69     43.9
                                             ---------          ----           ----------     ----
      Net Operating Income                   (1,553.99)         (9.1)           21,534.45     13.9

OTHER INCOME

OTHER EXPENSES
      DEPRECIATION EXPENSE-RB4                  400.00           2.3             2,900.00      1.9
                                             ---------          ----           ----------     ----
      Net Income                             (1,953.99)        (11.4)           18,634.45     12.0
                                             =========          ====           ==========     ====

                Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

05 BLEECKER STREET
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE           THIS MONTH        RATIO        7 MONTHS       RATIO
====================================================================================================
INCOME
         Service sales                    14,322.50          93.0       106,681.95      90.9
         sales - product                   2,041.40          13.3        17,555.90      15.0
         sales - product bleecker              0.00           0.0        (1,037.34)     (0.9)
         RETURNS & ALLOWANCES               (289.96)         (1.9)         (792.71)     (0.7)
         SALES DISCOUNTS BLEECKER           (675.96)         (4.4)       (5,040.32)     (4.3)
                                          ---------         -----       ----------     -----
         Total Sales                      15,397.98         100.0       117,367.48     100.0


COST OF GOODS SOLD
         DIRECT LABOR                      6,418.37          41.7        46,523.97      39.6
         DIRECT - FICA                       391.26           2.5         2,859.17       2.4
         DIRECT - MEDICARE                    91.50           0.6           668.65       0.6
         DIRECT - SUTA BLEECKER ST           116.53           0.8         1,973.82       1.7
         FUTA EXPENSE                         19.87           0.1           184.62       0.2
         cogs-product purchases            1,224.84           8.0        10,230.18       8.7
                                          ---------         -----       ----------     -----
         Total Cost Of Goods Sold          8,262.37          53.7        62,440.41      53.2
                                          ---------         -----       ----------     -----

         Gross Profit                      7,135.61          46.3        54,927.07      46.8

EXPENSES
         ADVERTISING                          65.70           0.4           727.50       0.6
         AMEX CHARGES                         76.03           0.5           458.51       0.4
         UPS/Shipping                         74.26           0.5           291.85       0.2
         garbage - rb5                        54.13           0.4           378.91       0.3
         BUILDING INSURANCE                  300.00           1.9         2,256.86       1.9
         VISA/MC CHARGES                      97.35           0.6           927.56       0.8
         SUPPLIES                            346.61           2.3         2,277.54       1.9
         outside serv.-rb5                     0.00           0.0           541.25       0.5
         over/shorts                         710.52           4.6         1,200.08       1.0
         rent - bleecker st                2,625.00          17.0        18,375.00      15.7
         REPAIRS                             111.00           0.7           734.62       0.6
         supplies - bleecker st                0.00           0.0           127.80       0.1
         telephone - bleecker st             229.13           1.5         1,606.56       1.4
         utilities - bleecker st             214.93           1.4         1,634.96       1.4
         FINES                                 0.00           0.0            16.00       0.0
         salaries & wages                  2,514.96          16.3        10,668.20       9.1
         MANAGER SALARY                        0.00           0.0         6,923.07       5.9
         fica                                128.73           0.8         1,105.03       0.9
         medicare                             30.11           0.2           258.45       0.2
         FUTA EXPENSE                         10.94           0.1           128.67       0.1
         SUTA                                 60.16           0.4           786.69       0.7
                                          ---------         -----       ----------     -----

         Total Expenses                    7,649.56          49.7        51,425.11      43.8
                                          ---------         -----       ----------     -----
         Net Operating Income               (513.95)         (3.3)        3,501.96       3.0

OTHER INCOME

OTHER  EXPENSES
         DEPRECIATION EXPENSES-RB5           400.00           2.6         2,900.00       2.5
                                          ---------         -----       ----------     -----
         Net Income                         (913.95)         (5.9)          601.96       0.5
                                          =========         =====       ==========     =====


              Management Use only Not intended for distribution

                             Great American Backrub
                           Department Income Statement
                          FOR THE MONTH ENDING 07/31/97

06 SPRING STREET-RB6
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
      Service sales                          21,848.95          85.1          155,202.92       83.0
      product Sales                           4,802.73          18.7           39,382.55       21.1
      sales #2                                    0.00           0.0             (557.53)      (0.3)
      returns & allowances                      (69.95)         (0.3)          (1,141.56)      (0.6)
      SALES DISCOUNTS SPRING ST                (914.19)         (3.6)          (5,979.82)      (3.2)
                                             ---------         -----          ----------      -----
      Total Sales                            25,667.54         100.0          186,909.56      100.0


COST OF GOODS SOLD
      DIRECT LABOR                            6,378.57          24.9           51,461.35       27.5
      DIRECT - FICA                             372.70           1.5            3,201.83        1.7
      DIRECT - MEDICARE                          87.16           0.3              748.82        0.4
      DIRECT - SUTA SPRING STRE                 112.28           0.4            2,371.73        1.3
      FUTA EXPENSE                               20.41           0.1              267.40        0.1
      cogs-product purchases                  2,881.64          11.2           23,155.14       12.4
                                             ---------         -----          ----------      -----
      Total Cost of Goods Sold                9,852.76          38.4           81,206.27       43.4
                                             ---------         -----          ----------      -----
      Gross Profit                           15,814.78          61.6          105,700.29       56.6

EXPENSES
      advertising                                33.90           0.1              350.20        0.2
      amex charges                              125.46           0.5              840.50        0.4
      UPS/Shipping                               33.18           0.1              426.34        0.2
      garbage                                    43.30           0.2              303.10        0.2
      insurance - business                      300.00           1.2            2,271.71        1.2
      mc/visa charges                           142.67           0.6            1,041.77        0.6
      supplies                                  214.06           0.8            1,611.80        0.9
      Outside Services                           30.00           0.1               30.00        0.0
      overs/shorts                                3.88           0.0              908.51        0.5
      rent-building                           5,000.00          19.5           35,000.00       18.7
      repairs                                   111.00           0.4              704.89        0.4
      subscriptions & dues                        0.00           0.0              258.00        0.1
      telephone                                 227.86           0.9            1,542.50        0.8
      travel                                      0.00           0.0              200.00        0.1
      salaries & wages                        2,505.23           9.8           13,745.53        7.4
      SALARY- MANAGER                         2,980.67          11.6           13,990.32        7.5
      fica                                      316.45           1.2            1,659.59        0.9
      medicare                                   74.01           0.3              388.11        0.2
      futa                                        0.86           0.0              166.48        0.1
      suta                                        4.74           0.0            1,326.55        0.7
                                             ---------         -----          ----------      -----
      Total Expenses                         12,147.27          47.3           76,765.92       41.1
                                             ---------         -----          ----------      -----
      Net Operating Income                    3,667.51          14.3           28,934.37       15.5

OTHER INCOME

OTHER EXPENSES
      DEPRECIATION EXPENSE-RB6                  800.00           3.1            5,300.00        2.8
                                             ---------         -----          ----------      -----
      Net Income                              2,867.51          11.2           23,634.37       12.6
                                             =========         =====          ==========      =====



                Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                          FOR THE MONTH ENDING 07/31/97

07 81st AND SECOND AVENUE
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
           Service sales                     18,458.60         92.1          147,036.00      92.6
           PRODUCT SALES                      2,959.36         14.8           22,531.45      14.2
           NO CHARGES SALES                       0.00          0.0             (378.52)     (0.2)
           RETURNS & ALLOWANCES                 (46.85)        (0.2)            (304.80)     (0.2)
           SALES DISCOUNTS 81st AND          (1,334.01)        (6.7)         (10,070.22)     (6.3)
                                             ---------         -----         ----------      -----
           Total Sales                       20,037.10        100.0          158,813.91     100.0


COST OF GOODS SOLD
           DIRECT LABOR                       7,114.33         35.5           54,113.68      34.1
           DIRECT - FICA                        390.95          2.0            3,387.09       2.1
           DIRECT - MEDICARE                     91.43          0.5              792.15       0.5
           DIRECT -- SUTA 81st AND SE            58.25          0.3            2,130.98       1.3
           FUTA EXPENSE                          10.59          0.3              244.09       0.2
           COGS-RB7                           1,775.62          8.9           11,181.07       8.3
                                             ---------         -----         ----------      ----
           Total Cost of Goods Sold           9,441.17         47.1           73,849.06      46.5
                                             ---------         -----         ----------      ----
           Gross Profit                      10,595.93         52.9           84,964.85      53.5

EXPENSES
           ADVERTISING                          187.60          0.9              523.85       0.3
           AMEX CHARGES                         108.31          0.5              794.91       0.5
           UPS/Shipping                          95.68          0.5              621.97       0.4
           garbage-rb7                           37.89          0.2              503.35       0.3
           BUSINESS INSURANCE                   300.00          1.5            2,271.71       1.4
           VISA/MC CHARGES                      119.95          0.6              913.44       0.6
           MISCELLANEOUS                          0.00          0.0              100.00       0.1
           SUPPLIES                             211.58          1.1            1,951.73       1.2
           outside serv.-rb7                      0.00          0.0              541.25       0.3
           OVER/SHORT                           (18.19)        (0.1)           1,951.41       1.2
           rent 81st st                       6,400.00         31.9           45,800.00      28.8
           REPAIRS                              369.00          1.8              796.92       0.5
           TELEPHONE-RB7                        263.40          1.3            1,605.28       1.0
           COX EDISON-RB7                         0.00          0.0              840.33       0.5
           SALARIES AND WAGES                 2,619.65         13.1           16,522.10      10.4
           MANAGER SALARY                     2,554.85         12.8           14,611.92       9.2
           PICA                                 292.60          1.5            1,846.29       1.2
           MEDICARE                              68.43          0.3              431.78       0.3
           FUTA EXPENSE                           8.25          0.0              188.96       0.1
           SUTA EXPENSE                          45.46          0.2            1,296.13       0.8
                                             ---------         -----         ----------      ----
           Total Expenses                    13,664.46         68.2           94,113.33      59.3
                                             ---------         -----         ----------      ----
           Net Operating Income              (3,068.53)       (15.3)          (9,148.48)     (5.8)

OTHER INCOME

OTHER EXPENSES
           DEPRECIATION EXPENSE-RB8             500.00          2.5            3,500.00       2.2
                                             ---------         -----         ----------      ----
           Net Income                        (3,568.53)       (17.8)         (12,648.48)     (8.0)
                                             =========         ====          ==========      ====

              Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                          FOR THE MONTH ENDING 07/31/97

08 WESTCHESTER
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE                       THIS MONTH         RATIO           7 MONTHS          RATIO
====================================================================================================================
INCOME
          Service sales                                22,666.65          87.7          201,164.21           87.1
          PRODUCT SALES                                 4,827.35          18.7           46,293.75           20.0
          NO CHARGE SALES                                   0.00           0.0           (1,655.66)          (0.7)
          RETURNS & ALLOWANCES                           (238.55)         (0.9)          (5,127.90)          (2.2)
          SALES DISCOUNTS WESTCHESTER                  (1,395.30)         (5.4)          (9,741.80)          (4.2)
                                                       ---------         -----          ----------          -----
          Total Sales                                  25,860.15         100.0          230,932.60          100.0

COST OF GOODS SOLD
          DIRECT LABOR                                  5,968.12          23.1           50,624.22           21.9
          DIRECT - FICA                                   355.55           1.4            3,294.44            1.4
          DIRECT - MEDICARE                                83.15           0.3              770.48            0.3
          DIRECT - SUTA WESTCHESTER                        58.54           0.2            3,191.06            1.4
          FUTA EXPENSE                                     10.64           0.0              363.52            0.2
          COST OF GOODS SOLD-RB008                      2,896.41          11.2           26,992.99           11.7
                                                       ---------         -----          ----------          -----
          Total Cost of Goods Sold                      9,372.41          36.2           85,236.71           36.9
                                                       ---------         -----          ----------          -----
          Gross Profit                                 16,487.74          63.8          145,695.89           63.1

EXPENSES
          ADVERTISING                                     973.15           3.8            1,712.39            0.7
          AMEX CHARGES                                    107.55           0.4              840.39            0.4
          BANK CHARGES                                    208.96           0.8              793.67            0.3
          CAM CHARGES WESTCHESTER                       2,430.95           9.4           15,439.71            6.7
          UPS/Shipping                                     47.13           0.2              363.07            0.2
          GARBAGE                                          75.43           0.3              528.01            0.2
          INSURANCE EXPENSE                               400.00           1.5            2,933.14            1.3
          VISA/MC CHARGES                                 133.83           0.5            1,189.99            0.5
          MISCELLANEOUS-RB8                                 0.00           0.0               92.50            0.0
          SUPPLIES-RB8                                     90.83           0.4            1,285.18            0.6
          OVER/SHORT                                       19.67           0.1            1,179.35            0.5
          PRO-FEES RR8                                      0.00           0.0              633.75            0.3
          RENT-RB8                                      7,666.66          29.6           48,960.51           21.2
          REPAIRS-MAIN. RB8                                 0.00           0.0               55.00            0.0
          TELEPHONE-RB8                                    66.86           0.3            1,737.07            0.8
          TRAVEL-RB8                                        0.00           0.0              200.00            0.1
          CON EDISON-RB8                                    0.00           0.0            1,395.05            0.6
          SALARIES & WAGES                              2,913.09          11.3           19,798.53            8.6
          SALARIES-STORE MANAGER                        2,980.95          11.5           18,412.68            8.0
          FICA EXPENSE                                    324.84           1.3            2,345.89            1.0
          MEDICARE EXPENSE                                 75.97           0.3              482.43            0.2
          FUTA EXPENSE                                     20.38           0.1              174.11            0.1

             SUTA EXPENSE                                 112.07           0.4            1,477.12            0.6
                                                       ---------         -----          ----------          -----
             Total Expenses                            18,648.02          72.1          122,029.54           52.8
                                                       ---------         -----          ----------          -----
             Net Operating Income                      (2,160.28)         (8.4)          23,666.35           10.2

     OTHER INCOME

     OTHER EXPENSES
             DEPRECIATION EXPENSE-RB8                   3,000.00          11.6           20,500.00            8.9
                                                       ---------         -----          ----------          -----
             Net Income                                (5,160.28)        (20.0)           3,166.35            1.4
                                                       =========         =====          ==========          =====


                Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

09 COLUMBUS AVE
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH        RATIO          7 MONTHS         RATIO
====================================================================================================
INCOME
         Service sales                        0.00             0.0          29,006.87           79.5
         PRODUCT SALES                        0.00             0.0           8,861.44           24.3
         NO CHARGE SALES                      0.00             0.0            (234.12)          (0.6)
         RETURNS & ALLOWANCES                 0.00             0.0             (59.90)          (0.2)
         SALES DISCOUNTS COLUMBUS             0.00             0.0          (1,065.38)          (2.9)
                                            ------             ---          ---------          -----
         Total Sales                          0.00             0.0          36,508.91          100.0

COST OF GOODS SOLD
         DIRECT LABOR                         0.00             0.0          20,775.29           56.9
         DIRECT - FICA                        0.00             0.0           1,475.49            4.0
         DIRECT - MEDICARE                    0.00             0.0             345.07            0.9
         DIRECT - SUTA COLUMBUS AV           66.21             0.0             928.02            2.5
         SERVICE - FUAT                      10.73             0.0             105.82            0.3
         COGS-RB9                             0.00             0.0           5,135.37           14.1
                                            ------             ---          ---------          -----
         Total Cost of Goods Sold            76.94             0.0          28,765.06           78.8
                                            ------             ---          ---------          -----
         Gross Profit                       (76.94)            0.0           7,743.85           21.2

EXPENSES
         Advertising                          0.00             0.0             107.40            0.3
         AMEX CHARGERS                        0.00             0.0             166.78            0.5
         EQUIPMMT RENTAL                      0.00             0.0             233.82            0.6
         UPS/Shipping                         0.00             0.0             406.27            1.1
         GARBAGE                              0.00             0.0              86.60            0.2
         BUSINESS INSURANCE                 400.00             0.0           2,982.86            8.2
         MC\VISA CHARGES                      0.00             0.0             253.42            0.7
         SUPPLIES                             0.00             0.0           1,128.80            3.1
         outside sevr.rb9                     0.00             0.0             253.37            0.7
         OVER/SHORT                           0.00             0.0             440.36            1.2
         RENT-RB9                             0.00             0.0          20,520.00           56.2
         REPAIRS-RB9                          0.00             0.0             463.07            1.3
         SUPPLIES                             0.00             0.0             149.80            0.4
         TELEPHONE-RB9                      101.32             0.0           1,365.88            3.7
         CON EDISON-RB9                       0.00             0.0           1,231.17            3.4
         SALARIES & WAGES                     0.00             0.0           1,124.60            3.1
         MANAGER SALARY                       0.00             0.0           1,976.97            5.4
         FICA EXPENSE                         0.00             0.0             227.23            0.6
         MEDICARE EXPENSE                     0.00             0.0              53.15            0.1
         FUTA EXPENS8                         0.00             0.0               9.37            0.0
         SUTA                                 0.00             0.0             200.93            0.6
                                            ------             ---          ---------          -----
         Total Expenses                     501.32             0.0          33,381.85           91.4
                                            ------             ---          ---------          -----

        Net Operating Income               (578.26)            0.0         (25,638.00)         (70.2)

OTHER INCOME

OTHER EXPENSES
        DEPRECIATION EXPENSE-RB9              0.00             0.0           3,000.00            8.2
                                           -------             ---         ----------          -----
        Net Income                         (578.26)            0.0         (28,638.00)         (78.4)
                                           =======             ===         ==========          =====

              Management Use only Not intended for distribution

                             Great American Backrub

                          Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

10 81ST & BROADWAY
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH         RATIO        7 MONTHS         RATIO
====================================================================================================
INCOME
  Service  sales                                 0.00           0.0         88,854.98         91.6
  PRODUCT SALES                                  0.00           0.0         14,621.65         15.1
  NO CHARGE SALES                                0.00           0.0           (555.09)        (0.6)
  RETURNS & ALLOWANCES                           0.00           0.0           (720.28)        (0.7)
  SALES DISCOUNTS  81ST & BROADWAY               0.00           0.0         (5,164.23)        (5.3)
                                           ----------         -----         ---------        -----
  Total Sales                                    0.00           0.0         97,037.03        100.0

COST OF GOODS SOLD
  DIRECT LABOR                                 140.18           0.0         31,888.85         32.9
  DIRECT - FICA                                121.73           0.0          2,147.78          2.2
  DIRECT - MEDICARE                             28.47           0.0            502.31          0.5
  DIRECT - SUTA  81ST & BROADWAY               144.32           0.0          3,385.50          3.5
  Direct - Futa                                 28.11           0.0            375.04          0.4
  COGS-RB10                                      0.00           0.0          8,446.30          8.7
                                           ----------         -----         ---------        -----
  Total Cost of Goods Sold                     462.92           0.0         46,745.78         48.2
                                           ----------         -----         ---------        -----
  Gross Profit                                (462.81)          0.0         50,291.25         51.8

EXPENSES
  Advertising                                    0.00           0.0            745.85          0.8
  AMEX CHARGES                                   4.59           0.0            382.56          0.4
  EQUIPMENT RENTAL                              40.97           0.0            286.79          0.3
  UPS/Shipping                                  25.68           0.0            415.31          0.4
  GARBAGE-RB10                                  43.30           0.0            129.90          0.1
  BUSINESS INSURANCE                           400.00           0.0          3,014.57          3.1
  MC/VISA CHARGES                               55.65           0.0            520.51          0.5
  SUPPLIES-RB10                                  0.00           0.0          1,474.22          1.5
  Outside serv-rb10                            190.00           0.0            693.00          0.7
  OVER/SHORT                                     0.00           0.0            326.29          0.3
  RENT-RB10                                  1,203.00           0.0         55,386.00         57.1
  REPAIRS-RB10                                  (9.16)          0.0          1,630.79          1.7
  PROPERTY TAX                                   0.00           0.0            763.51          0.8
  TELEPHONE--RB10                              174.67           0.0          1,955.15          2.0
  CON EDISON-RB10                              198.80           0.0          1,763.95          1.8
  Salaries & Wages                              91.93           0.0         15,767.83         16.2
  MANAGER SALARY                                 0.00           0.0          2,091.37          2.2
  FICA EXPENSE                                  79.83           0.0          1,227.76          1.3
  MEDICARE EXPENSE                             155.00           0.0          1,200.84          1.2
  FUTA EXPENSE                                   7.65           0.0            106.76          0.1
  SUTA EXPENSE                                  42.08           0.0          1,039.37          1.1
                                           ----------         -----         ---------        -----
  Total Expenses                             2,703.99           0.0         90,922.33         93.7
                                           ----------         -----         ---------        -----
  Net Operating Income                      (3,166.80)          0.0        (40,631.08)       (41.9)

OTHER INCOME

OTHER EXPENSES
  DEPRECIATION  EXPENSE-RB10                   500.00           0.0          3,500.00          3.6
                                           ----------         -----         ---------        -----
  Net Income                                (3,666.80)          0.0        (44,131.08)       (45.5)

              Management Use only Not intended for distribution

                             Great American Backrub

                          Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

11 PARK  SLOPE
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE               THIS MONTH         RATIO         7 MONTHS       RATIO
====================================================================================================
INCOME
  Service sales                              13,835.50           80.5          114,165.35      78.7
  product sales                               4,425.42           25.7          41,517.52      28.6
  sales #2                                        0.00            0.0            (549.74)     (0.4)
  returns & allowances                            0.00            0.0            (561.18)     (0.4)
  SALES DISCOUNTS JFK-IAB                    (1,063.78)          (6.2)         (9,417.18)     (6.5)
                                            ----------          -----         ----------     -----
  Total Sales                                17,197.14          100.0         145,154.77     100.0

COST  OF GOODS SOLD
  cogs - service sales                          (21.40)          (0.1)         37,616.41      25.9
  COST OF SALES - FICA                          350.06            2.0           2,712.87       1.9
  COST OF SALES - MEDICARE                       61.87            0.5             634.46       0.4
  DIRECT - SUTA JFK-IAB                         108.79            0.6           2,061.05       1.4
  COST OF SALES - FUTA                           15.86            0.1             190.88       0.1
  cogs-product purchases                      2,655.25           15.4          24,287.54      16.7
                                            ----------          -----         ----------     -----
  Total Cost of Goods Sold                    3,190.43           18.6          67,503.21      46.5
                                            ----------          -----         ----------     -----
  Gross Profit                               14,006.71           81.4          77,651.56      53.5

EXPENSES
  advertising                                   400.05            2.3           3,110.81       2.1
  amex charges                                   50.56            0.3             414.48       0.3
  UPS/Shipping                                  108.90            0.6             904.53       0.6
  garbage                                        86.60            0.5             789.05       0.5
  insurance - business                          400.00            2.3           2,800.00       1.9
  mc/visa charges                                95.18            0.6             777.15       0.5
  supplies                                      220.14            1.3           1,457.35       1.0
  Outside Services                                0.00            0.0             162.38       0.1
  overs/shorts                                 (455.76)          (2.7)          1,650.12       1.1
  rent - building                             4,968.00           28.9          36,308.00      25.0
  repairs                                       111.00            0.6             613.35       0.4
  supplies                                        0.00            0.0               2.55       0.0
  telephone                                     378.17            2.2           2,078.42       1.4
  travel                                          0.00            0.0             200.00       0.1
  utilities                                     520.16            3.0           4,335.62       3.0
  salaries &  wages                           7,026.45           40.9          15,349.93      10.6
  Salaries - Manager                          2,767.75           16.1          18,928.50      13.0
  fica                                          199.28            1.2           1,783.82       1.2
  medicare                                       20.72            0.1             290.64       0.2
  futa                                            4.82            0.0              94.63       0.1
  suta                                           26.52            0.2             823.50       0.6
                                            ----------          -----         ----------     -----
  Total Expenses                             16,928.54           98.4          92,874.83      64.0
                                            ----------          -----         ----------     -----
  Net Operating Income                       (2,921.83)         (17.0)        (15,223.27)    (10.5)

OTHER INCOME

OTHER EXPENSES
  DEPRECIATION EXPENSE                        900.00          5.2     5,700.00     3.9
                                          ----------        -----   ----------   -----
  Net Income                               (3,831.83)       (22.2)  (20,923.27)  (14.4)
                                          ==========        =====   ==========   =====

               Management Use only Not intended for distribution


                             Great American Backrub

                           Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

12 71ST AND BROADWAY
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
          Service sales                     34,054.45          90.0           254,934.62        87.5
          product sales                      5,730.83          15.1            49,467.70        17.0
          NO CHARGE SALES                        0.00           0.0              (308.68)        (0.1)
          returns & allowances                 (97.73)         (0.3)           (1,678.26)       (0.6)
          SALES DISCOUNTS 3RD AVE,          (1,850.36)         (4.9)          (11,053.13)       (3.8)
                                            ---------          -----          ----------       ------
          Total sales                       37,837.19         100.0           291,362.25       100.0

COST OF GOODS SOLD
          DIRECT LABOR                      10,842.99          28.7            75,745.15        26.0
          DIRECT - FICA                        608.10           1.9             4,717.57         1.6
          DIRECT - MEDICARE                    142.22           0.4             1,103.31         0.4
          DIRECT - SUTA 71ST AND BR             93.64           0.2             6,020.13         2.1
          COST OF SALES - FUTA                  17.04           0.0               683.77         0.2
          cogs-product purchases             3,438.50           9.1            28,932.50         9.9
                                            ---------          -----          ----------       ------
          Total Cost of Goods Sold          15,142.49          40.0           117,202.43        40.2
                                            ---------          -----          ----------       ------
          Gross Profit                      22,694.10          60.0           174,159.82        59.8

EXPENSES
          advertising                          164.55           0.4             1,788.45         0.6
          amex charges                         165.73           0.4             1,276.95         0.4
          dues & subscriptions                   0.00           0.0               258.00         0.1
          UPS/Shipping                         128.39           0.3               593.46         0.2
          garbage                               37.89           0.1               189.45         0.1
          insurance - business                 400.00           1.1             2,800.00         1.0
          mc/visa charges                      171.39           0.5             1,395.48         0.5
          miscellaneous                          0.00           0.0               100.00         0.0
          supplies                             198.44           0.5             2,244.84         0.8
          Outside Services                       0.00           0.0               216.50         0.1
          overs/shorts                         236.39           0.6             3,990.66         1.4
          Pro Fees-Accounting 3RD A              0.00           0.0                57.00         0.0
          rent - building                    9,066.00          24.0            63,529.00        21.8
          repairs                              657.23           1.7             1,504.59         0.5
          telephone                            257.74           0.7             2,284.49         0.8
          travel                                 0.00           0.0               200.00         0.1
          utilities                            651.30           1.7             3,418.64         1.2
          salaries & wages                   2,830.73           7.5            22,039.15         7.6
          SALARY - MANAGER                   3,406.48           9.0            12,743.77         4.4
          fica                                 381.54           1.0             1,430.78         0.5
          medicare                              81.96           0.2               650.68         0.2
          futa                                  15.42           0.0               166.74         0.1
          suta                                  84.87           0.2             1,404.96         0.5
                                            ---------          -----          ----------       ------
          Total Expenses                    18,936.05          50.0           124,283.59        42.7

                                            ---------          -----          ----------       ------
          Net Operating Income               3,758.65           9.9            49,876.23        17.1


OTHER INCOME

OTHER EXPENSES
          DEPRECIATION EXPENSE-RB12            800.00           2.1             5,300.00         1.8
                                            ---------          -----          ----------       ------

          Net Income                        21,958.65           7.8            44,576.23        15.3
                                            =========          =====          ==========       ======

              Management Use only Not intended for distribution

                             Great American Backrub

                          Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

13 91st and Broadway
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
       Service sales                        13,519.80            88.3          109,444.77      86.2
       product sales                         2,645.60            17.3           23,691.43      18.7
       NO CHARGE SALES                           0.00             0.0           (1,012.64)     (0.8)
       returns & allowances                    (13.44)           (0.1)            (409.28)     (0.3)
       SALES DISCOUNTS 3RD AVE,               (842.12)           (5.5)          (4,776.91)     (3.8)
                                            ---------           -----          ----------     -----
       Total Sales                          15,309.84           100.0          126,937.37     100.0

COST OF GOODS SOLD
       DIRECT LABOR                          5,089.84            33.2           40,787.83      32.1
       DIRECT - FICA                           104.16             0.7              669.09       0.5
       DIRECT - MEDICARE                        24.36             0.2              156.48       0.1
       DIRECT - SUTA 91st and Br               102.32             0.7            1,734.53       1.4
       COST OF SALES - FUTA                     18.61             0.1              204.18       0.2
       cogs-product purchases                1,587.36            10.4           13,790.28      10.9
                                            ---------           -----          ----------     -----
       Total Cost of Goods Sold              6,926.65            45.2           57,342.39      45.2
                                            ---------           -----          ----------     -----
       Gross Profit                          8,383.19            54.8           69,594.98      54.8

EXPENSES
       advertising                             730.60             4.8            4,099.48       3.2
       amex charges                             45.48             0.3              452.66       0.4
       bank charges                              0.00             0.0              125.84       0.1
       UPS/Shipping                              0.00             0.0              348.09       0.3
       garbage                                   0.00             0.0              292.26       0.2
       insurance - business                    400.00             2.6            2,800.00       2.2
       mc/visa charges                         106.22             0.7              684.26       0.5
       miscellaneous                             0.00             0.0               80.00       0.1
       supplies                                555.01             3.6            2,402.33       1.9
       Outside Services                          0.00             0.0              541.25       0.4
       overs/shorts                              8.64             0.1            1,251.29       1.0
       postage & deliveries                      0.00             0.0              155.00       0.1
       rent - building                       8,993.00            58.7           62,951.00      49.6
       repairs                                 222.00             1.5              313.24       0.2
       telephone                               202.48             1.3            1,502.24       1.2
       travel                                    0.00             0.0              200.00       0.2
       utilities                               423.13             2.8            2,258.18       1.8
       penalties & fines                         0.00             0.0               80.00       0.1
       salaries & wages                      1,629.54            10.6           11,074.63       8.7
       SALARY - MANAGER                      1,859.93            12.1           11,751.71       9.3
       fica                                    203.29             1.3            1,361.53       1.1
       medicare                                 47.54             0.3              318.42       0.3
       futa                                     21.71             0.1              101.70       0.1
       suta                                    119.41             0.8              933.55       0.7
                                            ---------           -----          ----------     -----
       Total Expenses                       15,567.98           101.7          106,078.66      83.6
                                            ---------           -----          ----------     -----
       Net Operating Income                 (7,184.79)          (46.9)         (36,483.68)    (28.7)

OTHER INCOME

OTHER EXPENSES
       DEPRECIATION EXPENSE-RB13               800.00             5.2            5,600.00       4.4
                                            ---------           -----          ----------     -----
       Net Income                           (7,984.79)          (52.2)         (42,083.68)    (33.2)
                                            =========           =====          ==========     =====



               Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                          FOR THE MONTH ENDING 07/31/97

14 79th and Broadway
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE             THIS MONTH          RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
      Service sales                          21,123.25          86.3          107,686.53      80.5
      product sales                           6,113.26          25.0           36,632.17      27.4
      returns & allowances                      (74.90)         (0.3)          (1,454.30)     (1.1)
      SALES DISCOUNTS 3RD AVE,               (2,682.86)        (11.0)          (9,156.27)     (6.8)
                                             ---------         -----          ----------     -----
      Total Sales                            24,478.75         100.0          133,708.13     100.0


COST OF GOODS SOLD
      DIRECT LABOR                            7,093.54          29.0           46,529.74      34.8
      DIRECT - FICA                             368.08           1.5            2,913.58       2.2
      DIRECT - MEDICARE                          86.08           0.4              681.40       0.5
      DIRECT - SUTA 79th and Broadway           220.20           0.9            1,329.01       1.0
      COST OF SALES - FUTA                       40.05           0.2              164.97       0.1
      cogs-product purchases                  3,667.96          15.0           21,406.92      16.0
                                             ---------         -----          ----------     -----
      Total Cost of Goods Sold               11,475.91          46.9           73,025.62      54.6
                                             ---------         -----          ----------     -----
      Gross Profit                           13,002.84          53.1           60,682.51      45.4

EXPENSES
      advertising                               407.10           1.7            3,749.31       2.8
      DISPLAY                                     0.00           0.0          (31,531.12)     (2.6)
      amex charges                              150.84           0.6              734.19       0.5
      bank charges                                0.00           0.0              117.23       0.1
      UPS/Shipping                               96.56           0.4              273.79       0.2
      garbage                                    35.94           0.1              422.62       0.3
      insurance - business                      400.00           1.6            2,800.00       2.1
      mc/visa charges                           122.14           0.5              755.37       0.6
      miscellaneous                               0.00           0.0              160.00       0.1
      supplies                                  466.26           1.9            2,591.55       1.9
      Outside Services                            0.00           0.0              711.25       0.5
      overs/shorts                           (1,073.02)         (4.4)          (1,990.11)     (1.5)
      rent - building                        11,769.00          48.1           82,383.00      61.6
      repairs                                     0.00           0.0            3,589.37       2.7
      telephone                                 219.39           0.9            1,844.48       1.4
      utilities                                 243.19           1.0            3,806.49       2.8
      salaries & wages                        1,607.66           6.6           10,049.29       7.5
      SALARY - MANAGER                        2,102.92           8.6           11,257.21       8.4
      fica                                      204.44           0.8            1,200.95       0.9
      medicare                                  110.44           0.5              827.19       0.6
      futa                                       11.81           0.0              175.44       0.1
      suta                                       65.02           0.3            1,517.39       1.1
                                             ---------         -----          ----------     -----
      Total Expenses                         16,939.69          69.2          123,444.89      92.3
                                             ---------         -----          ----------     -----
      Net Operating Income                   (3,936.85)        (16.1)         (62,762.38)    (46.9)

OTHER INCOME

OTHER EXPENSES
      DEPRECIATION EXPENSE-RB14               1,000.00           4.1            7,000.00       5.2
                                             ---------         -----          ----------     -----
      Net Income                             (4,936.85)        (20.2)         (69,762.38)    (52.2)
                                             =========         =====          ==========     =====




               Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

15 Woodfield Mall-Chicago
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE               THIS MONTH        RATIO          7 MONTHS       RATIO
====================================================================================================
INCOME
          Service sales                        21,598.45         78.8         195,734.43         77.4
          product sales                         6,946.91         25.4          69,677.02         27.6
          returns & allowances                   (175.70)        (0.6)         (6,483.05)        (2.6)
          SALES DISCOUNTS 3RD AVE,               (977.33)        (3.6)         (6,134.19)        (2.4)
                                               ---------         -----        ----------         -----
          Total Sales                          27,392.33        100.0         252,794.21        100.0

COST OF GOODS SOLD
          DIRECT LABOR                          6,066.95         22.1          59,171.12         23.4
          DIRECT - FICA                           420.58          1.5           3,812.51          1.5
          DIRECT - MEDICARE                       918.36          0.4             891.64          0.4
          DIRECT - SUTA Woodfield M                10.20          0.0           3,281.66          1.3
          COST OF SALES - FUTA                     45.37          0.2             439.48          0.2
          cogs-product purchases                4,168.15         15.2          40,767.32         16.1
          Freight In                                0.00          0.0             283.79          0.1
                                               ---------         -----        ----------         -----
          Total Cost of Goods Sold             10,809.61         39.5         108,647.52         43.0
                                               ---------         -----        ----------         -----
          Gross Profit                         16,582.72         60.5         144,146.69         57.0

EXPENSES
          advertising                             473.23          1.7           8,872.59          3.5
          advertising-help wanted                   0.00          0.0              91.35          0.0
          amex charges                             56.57          0.2             415.69          0.2
          bank charges                            113.73          0.4             887.66          0.4
          CAM CHARGES Woodfield Mal             1,565.00          5.7          11,987.00          4.7
          UPS/Shipping                             29.00          0.1             865.76          0.4
          garbage                                  27.60          0.1             124.13          0.0
          insurance - business                    500.00          1.8           3,500.00          1.4
          mc/visa charges                         114.52          0.4             873.36          0.3
          miscellaneous                             5.80          0.0              52.82          0.0
          supplies                                680.14          2.5           4,798.74          1.9
          overs/shorts                            182.67          0.7             900.76          0.4
          pro fees - consulting                     0.00          0.0              91.45          0.0
          rent - building                       6,957.00         25.4          48,699.00         19.3
          property tax                            791.00          2.9           6,189.86          2.4
          telephone                               137.41          0.5           2,054.37          0.8
          travel                                    0.00          0.0             200.00          0.1
          utilities                               304.80          1.1             609.60          0.2
          penalties & fines                         0.00          0.0              92.81          0.0
          salaries & wages                      1,928.33          7.0          12,633.37          5.0
          SALARY - MANAGER                      2,554.85          9.3          17,472.52          6.9
          fica                                    245.84          0.9           1,785.04          0.7
          medicare                                 57.49          0.2             417.45          0.2
          futa                                      6.11          0.0             172.56          0.1
          outa                                     0. 00          0.0           1,080.27          0.4
                                               ---------         -----        ----------         -----
          Total Expenses                       16,731.09         61.1         124,888.16         49.4
                                               ---------         -----        ----------         -----
          Net Operating Income                   (148.37)        (0.5)         19,258.53          7.6

OTHER INCOME

OTHER EXPENSES
          DEPRECIATION EXPENSE-RB1              2,500.00          9.1          17,500.00          6.9
                                               ---------         -----        ----------         -----
          Net Income                           (2,648,37)        (9.7)          1,758.53          0.7
                                               =========         =====        ==========         =====


                Management Use only Not intended for distribution

                             Great American Backrub

                           Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

97 Franchise operation
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE                THIS MONTH       RATIO         7 MONTHS            RATIO
=======================================================================================================

INCOME
         royalties/franchise fees                   0.00          0.0          15,124.88          100.0
                                                  ------          ---         ----------          -----
         Total Sales                                0.00          0.0          15,124.88          100.0

COST OF GOODS SOLD
                                                  ------          ---         ----------          -----
         Total Cost of Goods Sold                   0.00          0.0               0.00            0.0
                                                  ------          ---         ----------          -----
         Gross Profit                               0.00          0.0          15,124.88          100.0

EXPENSES
         licences & fees                            0.00          0.0           1,900.00           12.6
         Outside Services                           0.00          0.0           1,000.00            6.6
         Pro Fees-Accounting 3RD A                  0.00          0.0           1,014.50            6.7
         pro fees - consulting                      0.00          0.0          22,061.20          145.9
         property tax                             155.69          0.0             155.69            1.0
         salaries & wages                           0.00          0.0           7,784.80           51.5
         fica                                       0.00          0.0             482.66            3.2
         medicare                                   0.00          0.0             112.89            0.7
         futa                                       0.00          0.0              56.75            0.4
         suta                                       0.00          0.0             503.56            3.3
                                                  ------          ---         ----------          -----
         Total Expenses                           155.69          0.0          35,072.05          231.9

                                                  ------          ---         ----------          -----
         Net Operating Income                    (155.69)         0.0         (19,947.17)        (131.9)

OTHER INCOME

OTHER EXPENSES
                                                  ------          ---         ----------          -----
         Net Income                              (155.69)         0.0         (19,947.17)        (131.9)
                                                  ======          ===         ==========          =====





              Management Use only Not intended for distribution

                             Great American Backrub
                          Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

98 Warehouse
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE    THIS MONTH    RATIO    7 MONTHS      RATIO
================================================================================
INCOME
                                   ---------    -----     ----------    -----
       Total Sales                      0.00      0.0           0.00      0.0

COST OF GOODS SOLD
       Freight In                     281.66      0.0         433.29      0.0
                                   ---------    -----     ----------    -----
       Total Cost of Goods Sold       281.66      0.0         433.29      0.0
                                   ---------    -----     ----------    -----
       Gross Profit                  (281.66)     0.0        (433.29)     0.0

EXPENSES
       advertising                      0.00      0.0         303.10      0.0
       UPS/Shipping                   837.84      0.0       6,999.82      0.0
       garbage                         81.19      0.0         568.33      0.0
       miscellaneous                    0.00      0.0         150.00      0.0
       supplies                       199.29      0.0       3,741.24      0.0
       Outside Services                 0.00      0.0       3,859.62      0.0
       rent - building              2,627.00      0.0      15,762.00      0.0
       supplies                         0.00      0.0         186.56      0.0
       property tax                     0.00      0.0       2,500.00      0.0
       telephone                      260.02      0.0       2,347.12      0.0
       utilities                      489.98      0.0       1,196.05      0.0
       salaries & wages             5,132.54      0.0      29,471.87      0.0
       fica                           281.02      0.0       1,725.66      0.0
       medicare                        65.72      0.0         403.59      0.0
       futa                             0.00      0.0         118.34      0.0
       suta                             0.00      0.0       1,050.22      0.0
                                   ---------    -----     ----------    -----
       Total Expenses               9,974.60      0.0      70,383.52      0.0
                                   ---------    -----     ----------    -----
       Net Operating Income       (10,256.26)     0.0     (70,816.81)     0.0

OTHER INCOME

OTHER EXPENSES
       DEPRECIATION EXPENSE-WARE      200.00      0.0       1,400.00      0.0
                                   ---------    -----     ----------    -----
       Net Income                 (10,456.26)     0.0     (72,216.81)     0.0
                                   =========    =====     ==========    =====



               Management Use only Not intended for distribution

                             Great American Backrub

                          Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

99 ADMINISTRATIVE
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE    THIS MONTH    RATIO    7 MONTHS      RATIO
================================================================================
INCOME
       service sales                8,861.96    100.0      64,439.76      99.9
       other income                     0.00      0.0          63.08       0.1
                                   ---------    -----     ----------   -------
       Total Sales                  8,861.96    100.0      64,502.84     100.0

COST OF GOODS SOLD
       DIRECT LABOR                 7,336.76     82.8      32,309.49      50.1
       Service-FICA                   440.49      5.0       2,013.51       3.1
       Service-MEDICARE               103.02      1.2         470.90       0.7
       Service-FUTA                    45.83      0.5         285.36       0.4
       Freight In                       0.00      0.0       1,348.22       2.1
                                   ---------    -----     ----------   -------
       Total Cost of Goods Sold     7,926.10     89.4      36,427.48      56.5
                                   ---------    -----     ----------   -------
       Gross Profit                   935.86     10.6      28,075.36      43.5

EXPENSES
       advertising                      0.00      0.0      17,666.88      27.4
       advertising-help wanted        (23.25)    (0.3)      5,238.11       8.1
       bank charges                 1,223.25     13.8      12,521.15      19.4
       cleaning                         0.00      0.0         140.00       0.2
       dues & subscriptions             0.00      0.0         701.95       1.1
       EQUIPMENT RENTAL               416.92      4.7       2,252.86       3.5
       fedex                          553.63      6.2       8,191.63      12.7
       garbage                          0.00      0.0          46.90       0.1
       gifts                        1,136.63     12.8       1,136.63       1.8
       insurance - equipment            0.00      0.0      16,668.44      25.8
       insurance - health               0.00      0.0      31,702.30      49.1
       insurance - liability            0.00      0.0       5,029.20       7.8
       INSURANCE-DIR/OFFICERS       3,000.00     33.9      27,340.00      42.4
       INSURANCE-DISABILITY CORP    1,570.00     17.7       3,103.58       4.8
       insurance-workmans comp        477.75      5.4      16,725.75      25.9
       licences & fees                  0.00      0.0       4,259.00       6.6
       mc/visa charges                 43.41      0.5         562.57       0.9
       meals & entertainment            0.00      0.0      14,638.50      22.7
       miscellaneous              (10,564.07)  (119.2)     (7,592.81)    (11.8)
       supplies                     4,222.65     47.6      31,655.64      49.1
       Outside Services               969.79     10.9       7,356.29      11.4
       overs/shorts                     0.03      0.0      (3,048.81)     (4.7)
       parking/tolls                    0.00      0.0         894.00       1.4
       payroll processing             374.30      4.2       3,034.15       4.7
       PETTY CASH ADMINISTRATIVE        0.00      0.0         867.76       1.3
       postage & deliveries             0.00      0.0       1,500.00       2.3
       Printing & Stationary ADM      115.19      1.3      10,491.26      16.3
       Pro Fees-Legal & Acctg.      8,000.00     90.3     194,796.33     302.0
       pro fees - consulting        2,500.00     28.2       2,372.35       3.7
       pro fees-public relations        0.00      0.0      19,200.58      29.8
       pro fees-transfer agent        486.10      5.5       4,461.99       6.9
       rent - building              1,000.00     11.3      24,076.00      37.3
       repairs                          0.00      0.0      11,238.14      17.4
       subscriptions & dues             0.00      0.0          24.95       0.0
       supplies                       215.42      2.4       3,805.37       5.9
       property tax                 2,263.00     25.5       2,605.43       4.0
       telephone                      844.11      9.5      23,080.81      35.8
       transportation                   0.00      0.0       2,873.87       4.5
       travel                           0.00      0.0      18,215.61      28.2
       utilities                    1,048.29     11.8       1,329.45       2.1
       interest expense                88.37      1.0     154,965.61     240.2
       income tax expense             222.05      2.5       5,502.05       8.5
       penalties & fines                0.00      0.0       1,973.83       3.1
       salaries & wages            17,815.31    201.0     119,098.73     184.6

               Management Use only Not intended for distribution

                            Great American Backrub

                          Department Income Statement
                         FOR THE MONTH ENDING 07/31/97

99 ADMINISTRATIVE
CURR. PERIOD RATIO: NET REVENUE
YTD RATIO.........: NET REVENUE    THIS MONTH    RATIO    7 MONTHS      RATIO
================================================================================

       salaries - corporate        13,731.98    155.0     169,281.65     262.4
       fica                         1,785.77     20.2      11,559.71      17.9
       medicare                       417.64      4.7       2,711.37       4.2
       futa                             0.00      0.0        (398.37)     (0.6)
       suta                           251.98      2.8      (2,070.53)     (3.2)
                                   ---------    -----     ----------   -------
       Total Expenses              54,186.25    611.4     983,787.56   1,525.2
                                   ---------    -----     ----------   -------
       Net Operating Income       (53,250.39)  (600.9)   (955,712.20) (1,481.7)

OTHER INCOME
       interest income                912.22     10.3      10,550.24      16.4

OTHER EXPENSES
       DEPRECIATION EXPENSE-OFF.        0.00      0.0      24,848.00      38.5
                                   ---------    -----     ----------   -------
       Net Income                 (52,338.17)  (590.6)   (970,009.96) (1,503.8)
                                   =========    =====     ==========   =======

               Management Use only Not intended for distribution

                                  SCHEDULE 2.5

                            Subsidiaries of Purchaser


Name                                      Jurisdiction of         Percentage of
----                                      Incorporation           Ownership
                                          -------------           ---------

The Great American Backrub
    of Second Avenue, Inc.                New York                100%

GAB Park Slope, Inc.                      New York                100%

GAB Columbus Inc.                         New York                100%

GAB-Spring, Inc.                          New York                100%




[Additional?]

                                  SCHEDULE 2.6

                                     Changes


         Since July 31, 1997:

         (1) The stores owned by the Company at 91st Street and Broadway and 81st Street and Broadway, New York City have been closed;

         (2) Mangers have been informed verbally that they may be given the option to purchase their respective stores and become franchisees;

         (3) Losses for the month of August 1997 are approximately $100,000;

         (4) Cash on hand at September 19, 1997 is approximately $100,000;

         (5) Payables as of August 31, 1997 are as set forth on Schedule 2.4;
and

         (6) Store sales are as set forth on Schedule 2.4;

         (7) Nasdaq de-listing procedure set forth in correspondence previously provided to Ascot.

                                  SCHEDULE 2.7

                                   Litigation



         [List to be provided at signing]

                                  SCHEDULE 3.2


Great American Backrub Initial Purchase Price

Fully Diluted (under $1.00)                 3,704,354               18.05%

Zanker 300, Murray 100                        400,000                1.95%

Shares to Ascot                            16,417,416               80.00%
                                           ----------

                                           20,521,770

                                  SCHEDULE 5A.2

                                    New Hires


         Name                      Title                      Weekly Salary
         ----                      -----                      -------------



         [List]

                                                                      EXHIBIT 1

G9715020


                         [LETTERHEAD OF ASCOT'S COUNSEL]


                                                               October ___, 1997



The Great American BackRub Store, Inc.
53 West 36th Street, Room 1202
New York, NY  10018

Ladies and Gentlemen:

         We have acted as counsel for Ascot International, Corp., a Delaware corporation ("Ascot"), Caribsun Corp., a Delaware corporation ("Caribsun") and Coconut Hall Limited, a company limited by shares formed under the laws of Antigua and Barbuda ("Coconut Hall") in connection the Securities Exchange Agreement dated as of September 29, 1997 (the "Securities Exchange Agreement"), by and between The Great American BackRub Store, Inc. ("Purchaser"), Ascot and Caribsun. The Securities Exchange Agreement, in part, provides for the acquisition by Purchaser of all the outstanding shares of capital stock, no par value, of Caribsun (the "Caribsun Shares"). Any term used herein without a definition shall have the meaning assigned to such term in the Securities Exchange Agreement.

         This opinion letter is being provided to you at the request of Ascot, Caribsun and Coconut Hall pursuant to Section 4.1 of the Securities Exchange Agreement.

         For purposes of the opinions expressed herein, we have examined the charter documents and by-laws, as currently in effect, of Ascot, Caribsun and Coconut Hall, resolutions adopted by the Board of Directors of Ascot, Caribsun and Coconut Hall, the Securities Exchange Agreement, Consulting Agreement of William Zanker, Indemnification Agreement, and all documents and instruments executed in connection therewith (collectively, the "Acquisition Documents"), and such other documents and documents and legal matters as we have considered necessary and relevant. In rendering this opinion, we have relied upon appropriate certificates of public officials and, as to relevant matters of fact not independently established, we have relied upon statements and certificates of officers of Ascot, Caribsun and Coconut Hall, and upon representations of Ascot, Caribsun and Coconut Hall made pursuant to the Acquisition Documents.

         Based upon the foregoing, it is our opinion that:

         1. Each of Caribsun and Ascot is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Caribsun has the power to own or lease its properties and assets and to carry on its business as now being conducted. Caribsun is

The Great American Backrub Store, Inc.
October __, 1997
Page 2


duly qualified to do business and is in good standing in Barbuda and Antigua, which is the only jurisdiction in which the character or location of the properties owned or leased by Caribsun or the nature of the business conducted by Caribsun makes such qualification necessary.

         2. Coconut Hall is a company limited by shares duly organized, validly existing and in good standing under the laws of Barbuda and Antigua. Coconut Hall has the power to own or lease its properties and assets and to carry on its business as now being conducted. The business of Coconut Hall does not require qualifications to do business in any jurisdiction other than Barbuda and Antigua.

         3. Caribsun has an authorized capitalization consisting of 1,500 shares of Common Stock, of which 100 shares are issued and outstanding and no shares of Common Stock are held in Caribsun's treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of Caribsun, other than the sale of the Caribsun Shares as contemplated by the Securities Exchange Agreement.

         4. Coconut Hall has an authorized capitalization consisting of 10,000 shares $1.00 each, of which 10,000 shares are issued and outstanding and no shares of Common Stock are held in the Company's treasury. All such outstanding shares have been duly authorized and validly issued and are fully paid and nonassessable and are owned of record by Caribsun. There are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, plans or other agreements, commitments or arrangements of any character providing for the purchase, subscription, issuance or sale of any shares of the capital stock of Coconut Hall.

         5. To the best of our knowledge after having made due inquiry with respect thereto, Ascot, Caribsun and Coconut Hall each have full legal right, power and authority to enter into the Securities Exchange Agreement and Ascot has the full legal right, power and authority to sell, assign, transfer and convey the Caribsun Shares.

         6. The Securities Exchange Agreement has been duly executed and delivered by Ascot, Caribsun and Coconut Hall. Ascot, Caribsun and Coconut Hall have the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and with respect to Ascot, to sell, assign, transfer and convey the Shares and to perform fully its obligations under the Securities Exchange Agreement. This Securities Exchange Agreement has been duly executed and delivered by Ascot, Caribsun and Coconut Hall and, assuming due execution and delivery by, and enforceability against, Purchaser, constitutes the valid and binding obligation of Ascot and Caribsun enforceable in accordance with its terms, subject to the qualifications that enforcement of the rights and remedies created hereby is subject to (i) bankruptcy, insolvency, reorganization, moratorium and other laws of

The Great American Backrub Store, Inc.
October __, 1997
Page 3

general application affecting the rights and remedies of creditors, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law). The qualifications in the preceding sentences are hereafter referred to as the "General Qualifications". No approval or consent of, or filing with, any governmental or regulatory body, and no approval or consent of, or filing with, any other person is required to be obtained by either Ascot or Caribsun in connection with the execution and delivery by Ascot and Caribsun of the Securities Exchange Agreement and consummation and performance by them of the transactions contemplated therein.

         8. The delivery to Purchaser of the Caribsun Shares by Ascot on the date hereof pursuant to the provisions of the Securities Exchange Agreement passed good and marketable title to the Stock to Purchaser, free and clear of all liens, encumbrances, restrictions and claims of every kind. The consummation of the purchase of the Caribsun Shares pursuant to the Securities Exchange Agreement vested in Purchaser all of the outstanding shares of capital stock of Caribsun.

         9. There are no stock transfer taxes due and unpaid upon transfer of the Caribsun Shares by Ascot to Purchaser.

         10. The execution, delivery and performance of this Agreement by Ascot, Caribsun and Coconut Hall and the consummation of the transactions contemplated by the Securities Exchange Agreement in accordance with the terms and conditions hereof by Ascot, Caribsun and Coconut Hall will not:

         (i) violate any provision of the charter documents or By laws of Ascot, Caribsun and Coconut Hall;

         (ii) violate, conflict with or result in the breach of any of the terms of, or constitute (or with notice or lapse of time or both would constitute) a default under, any contract, lease, agreement or other instrument or obligation to which either Ascot, Caribsun or Coconut Hall is a party or by or to which any of the properties and assets of either Ascot, Caribsun or Coconut Hall may be bound or subject;

         (iii) violate any order, judgment, injunction, award or decree of any court, arbitrator, governmental or regulatory body, by which either Ascot, Caribsun or Coconut Hall or the securities, assets, properties or business of any of them is bound; or

         (iv)     violate any statute, law or regulation.

         11. To the best of our knowledge after having made due inquiry with respect thereto, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before any governmental or other instrumentality or agency, pending, or

The Great American Backrub Store, Inc.
October __, 1997
Page 4

threatened, against or affecting Ascot, Caribsun or Coconut Hall, or any of their respective properties or rights, Ascot, or any officer, director or employee of Ascot, Caribsun or Coconut Hall other than such items which are insignificant and immaterial and which do not adversely affect (i) the right or ability of Caribsun or Coconut Hall to carry on their business as now conducted;
(ii) the condition, whether financial or otherwise, or properties of Caribsun or Coconut Hall; (iii) the development of the real estate owned by Coconut Hall; or
(iv) the consummation of the transactions contemplated Securities Exchange Agreement. To the best of our knowledge after due inquiry with respect thereto, there are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal by which either Ascot, Caribsun or Coconut Hall, or any officer, director or employee of Ascot Caribsun or Coconut Hall, or the securities, assets, properties or business of any of them is bound, other than any such items which are insignificant and immaterial and which do not and will not adversely affect (i) the right of Caribsun and Coconut Hall to carry on Coconut Hall business as now conducted and as proposed to be conducted by the Purchaser after the consummation of the transactions contemplated by the Securities Exchange Agreement, including the development of the real property owned by Coconut Hall;
(ii) the condition, whether financial or otherwise, or properties of Caribsun or Coconut Hall; or (iii) the consummation of the transactions contemplated thereby.

         12. The Acquisition Documents have been duly authorized, executed and delivered and constitute the valid and binding obligations of Borrowers, enforceable in accordance with their respective terms.

         We draw your attention to the fact that we are admitted to practice law only in the State of Florida.

         This opinion is solely for the information of the addressee hereof, and is not to be quoted in whole or in part or otherwise referred to (except in a list of closing documents), nor is it to be filled with any governmental agency or other person without our prior written consent. Other than the addressee hereof, no one is entitled to rely on this opinion.

         This opinion is based on our knowledge of the law and facts as of the date hereof. We assume no duty to communicate with you with respect to any matter which comes to our attention hereafter.

                                                 Very truly yours,



                                                 Robert Harrison

RH/md

                                                                      EXHIBIT 3

                              CONSULTING AGREEMENT



         This Agreement is made and entered into as of the ____ day of October, 1997 by and between William Zanker ("WZ"), and The Great American Backrub Store, Inc., a New York corporation (the "Company"). In consideration of the parties terminating the employment agreement of WZ dated November 1, 1994, as amended, and the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


1.       PURPOSE.

         The Company hereby engages WZ for the term specified in Paragraph 2 hereof to render consulting advice to the Company relating to financial management, marketing, personnel and similar matters upon the terms and conditions set forth herein.

2.       TERM.


         Except as otherwise specified in paragraph 4 hereof, this Agreement shall be effective from October ___, 1997 to September 30, 1999.


3.       DUTIES OF WZ.


         During the term of this Agreement, WZ shall, as reasonably requested by the Company during normal business hours, provide advice to the Company relating to financial affairs, marketing, personnel and similar matters so as to assist new management in operating the Company during the term thereof. It is understood and acknowledged by the parties that the value of WZ's advice is not measurable in any quantitative manner, and that WZ shall be obligated to render advice, upon the request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. It is further agreed that the services contemplated by this Agreement shall not interfere with other commitments of WZ.


4.       COMPENSATION.

         In consideration for the services rendered by WZ to the Company under this Agreement the Company:

         (a) will pay WZ $120,000 in equal monthly installments of $10,000 commencing November 1, 1997 for the first twelve months of the Agreement;

         (b) will pay WZ $80,000 in equal monthly installments of $6,666.66 commencing November 1, 1998 for the second twelve months of this Agreement; and

         (c) issue concurrently with the execution of this Agreement five-year warrants to WZ to acquire shares of the Company's common stock as follows:

                  100,000 shares @ $ .50 per share
                  100,000 shares @ $ .75 per share
                  100,000 shares @ $1.00 per share

         The shares underlying the warrants will be registered by the Company under the Securities Act of 1933 promptly on Form S-8 (or, if S-8 is not available, any available form) and will be protected by standard anti-dilution provisions except, in the event of a reverse stock split the Company's outstanding shares of capital stock, the number of shares into which the warrants will be exercisable may be reduced, but the prices of said exercise will not change.

5.       LIABILITY OF WZ.

         The Company acknowledges that all opinions and advice (written or oral) given by WZ to the Company in connection with WZ's engagement are intended solely for the benefit and use of the Company, and the Company agrees that no person or entity other than the Company shall be entitled to make use of or rely upon the advice of WZ to be given hereunder, and no such opinion or advice shall be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose.

6.       WZ's SERVICES TO OTHERS.

         Except as set forth in paragraph 7(b) and 8 below, nothing herein contained shall be construed to limit or restrict WZ in conducting business or being employed by others.

7.       COMPANY INFORMATION.

         (a) The Company recognizes and confirms that, in advising the Company and in fulfilling its engagement hereunder, WZ will use and rely on data, material and other information furnished to WZ by the Company. The Company acknowledges and agrees that in performing its services under this engagement, WZ may rely upon the data, material and other information supplied by the Company without independently verifying the accuracy, completeness or veracity of same.

         (b) Except as contemplated by the terms hereof or as required by applicable law, WZ shall keep confidential all material, non-public information provided to it by the Company, and shall not disclose such information to any third party, other than such of its employees and advisors as WZ determines have a need to know.

8. NON-COMPETITION; NON-INTERFERENCE.

         (a) WZ agrees provided the Company is not in breach of its obligations hereunder that from the date of this Agreement until September 30, 1999, WZ will not, whether for his own account or for the account or any other person, directly or indirectly:

         (i) except to the extent that WZ has an interest in franchisee's of the Company, engage or invest in, own, manage, operate, control or participate in the ownership, management, operation or control of, be employed by, associated or in any manner connected with or render services or advice to, any business, the products or services of which compete, in whole or in part, business of owning, operating or franchising stores that provide massage therapy within the geographical territories within which the Company at the time up to the termination of this Agreement has conducted its business; or

         (ii) persuade or attempt to persuade any employee of the Company, or any individual who was its employee during the one year prior to the date of this Agreement, to leave the Company's employ, or to become employed by or otherwise be engaged as an independent consultant or otherwise for, any person other than the Company.


         (b) Construction. It is the desire and intent of the parties to this Agreement that the provisions of Section 8 shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provisions or portion of Section 8 shall be adjudicated to be invalid or unenforceable, for any reason, including, without limitation, the geographic or business scope or duration thereof, such provision shall be construed in such a way as to make it valid and enforceable to the maximum extent possible. Any validity or unenforceability of any provision of this Agreement shall attach only to such provision and shall not effect or render invalid any other provision of this Agreement or any other agreement or instrument.

         (c) Enforcement. The parties recognize that the performance of the obligations under Section 8 by WZ is special, unique and extraordinary in character, and that in the event of the breach by WZ of the terms and conditions of Section 8 to be performed, the Company would suffer irreparable harm for which there would be no adequate remedy at law. Accordingly, WZ agrees that in such event, in addition to any other remedies which the Company may have in law or equity for money damages or other relief, the Company shall be entitled to temporary and/or injunctive relief, without the necessity of posting a bond therefor or of proving damages, to enforce the provisions hereof.

9.       INDEMNIFICATION.

         (a) The Company shall indemnify and hold WZ harmless against any and all liabilities, claims, lawsuits, arising out of or are in connection with the services rendered by WZ or any transactions in connection with this Agreement, except for any liabilities, claims and lawsuits (including awards and/or judgments), arising out of acts or omissions of WZ. In addition, the Company shall also indemnify and hold WZ harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing. WZ shall give the Company prompt notice of any such liability, claim or lawsuit which WZ contends is the subject matter of the Company's indemnification and the Company thereupon shall be granted the right to take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise and dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.


         (b) WZ shall indemnify and hold the Company harmless against any and all liabilities, claims and lawsuits, arising out of any act or omission of WZ in connection with this agreement. In addition, WZ shall also indemnify and hold the Company harmless against any and all costs and expenses, including reasonable counsel fees, incurred or relating to the foregoing. The Company shall give to WZ prompt notice of any such liability, claim or lawsuit which the Company contends is the subject matter of WZ's indemnification and WZ thereupon shall be granted the right to a take any and all necessary and proper action, at its sole cost and expense, with respect to such liability, claim and lawsuit, including the right to settle, compromise or dispose of such liability, claim or lawsuit, excepting therefrom any and all proceedings or hearings before any regulatory bodies and/or authorities.


10.      WZ AN INDEPENDENT CONTRACTOR.

         WZ shall perform its services hereunder as an independent contractor and not as an employee of the Company or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that WZ shall have no authority to act for, represent or bind the Company or any affiliate thereof in any manner, except as may be agreed to expressly by the Company in writing from time to time.


11. DEFAULT. In the event of the Company's default in the payment of any sum due to WZ under this Agreement for a period of 10 calendar days, WZ may, at his option, declare all unpaid sums due to the end of the term of the Agreement due and payable. In the event of an action to recover sums due from the Company under this Agreement, WZ shall also recover the costs of collection including reasonable attorney's fees.

12.      MISCELLANEOUS.

         (a) This Agreement between the Company and WZ constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings whether oral or written, between the parties with respect to the matters set forth herein.

         (b) Any notice or communication permitted or required hereunder shall be in writing and shall be deemed sufficiently given if hand-delivered or sent
(i) postage prepaid by registered mail, return receipt requested, or (ii) by facsimile, to the respective parties as set forth below, or to such other address as either party may notify the other in writing:

If to the Company:

         The Great American Backrub Store, Inc.
         53 West 36th Street, Room 1202
         New York, NY  10018

If to WZ:

         William Zanker
         20 Taconic Road
         Millwood, NY  10546

         (c) This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors, legal representatives and assigns.

         (d) This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same original document.

         (e) No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

         (f) This Agreement shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Agreement shall be adjudicated before a court located in New York.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.




                                       _________________________________________
                                       William Zanker



                                       THE GREAT AMERICAN BACKRUB STORE, INC.



                                       By:______________________________________
                                          David Coia, Interim Operating Officer

                                                                      EXHIBIT 4

                            INDEMNIFICATION AGREEMENT


         AGREEMENT, effective as of October ___, 1997, between The Great American Backrub Store, Inc., a New York corporation (the "Company"), and _____________ (the "Indemnitee"), a present or former officer or director of the Company.

         WHEREAS, in recognition of Indemnitee's need for substantial protection against personal liability in connection with Indemnitee's service to the Company and Indemnitee's reliance on the provisions of the Bylaws requiring indemnification of the Indemnitee under certain circumstances, and in part to provide Indemnitee with specific contractual assurances that the protection promised by such Bylaws will be available to Indemnitee (regardless of, among other things, any amendment to or revocation of such Bylaws or any change in the composition of the Company's Board of Directors or acquisition transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of and the advancing of expenses to Indemnitee to the full extent (whether partial or complete) permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of Indemnitee under the Company's directors' and officers' liability insurance policies.

         NOW WHEREFORE, in consideration of the premises and of Indemnitee agreeing to release the Company from other claims for indemnification, and intending to be legally bound hereby, the parties hereto agree as follows:

1.       BASIC INDEMNIFICATION ARRANGEMENT.

         (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, a Claim by reason of (or arising in part out of) an Indemnifiable Event, the Company shall indemnify Indemnitee to the fullest extent permitted by law as soon as practicable but in any event no late than 10 days after written demand is presented to the Company, against any and all Expenses, judgments, finds, penalties and amounts paid in settlement of such Claim. If so requested by Indemnitee, the Company shall advance (within ten business days of such written request) any and all Expenses to Indemnitee (an "Expense Advance"). Notwithstanding anything in this Agreement to the contrary, and except as provided in Section 3, prior to a Change in Control, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

         (b) Notwithstanding the foregoing, (i) the obligations of the Company under Section 1(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which the special independent counsel referred to in Section 2 hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and
(ii) the obligation of the Company to make an Expense Advance pursuant to
Section 1(a) shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimburse by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Change in Control, the Reviewing Party shall be selected by the Board of Indemnitees, and if there has been such a Change in Control, the Reviewing Party shall be the special independent counsel referred to in Section 2 hereof. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation in any court in the states of New York having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court of challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

2.       CHANGE IN CONTROL.

         The Company agrees that if there is a Change in Control of the Company (other than a Change in Control which has been approved by a majority of the Company's Board of Indemnitees who were directors immediately prior to such Change in Control) then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or Company Bylaw now or hereafter in effect relating to Claims for Indemnifiable Events, the Company shall seek legal advice only from special independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company within the last five years (other than in connection with such matters) or Indemnitee. Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the special, independent counsel referred to above and to fully indemnity such counsel against any and all expenses Including attorneys'
fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

3.       INDEMNIFICATION FOR ADDITIONAL EXPENSES.

         The Company shall indemnify Indemnitee against any and all expenses (including attorneys' fees) and, if requested by Indemnitee, shall (within ten business days of such written request) advance such expenses to Indemnitee, which are incurred by Indemnitee in connection with any claim asserted against or action brought by Indemnitee for indemnification or advance payment of Expenses by the Company under this Agreement or any other agreement or Company

Bylaw now or hereinafter in effect relating to Claims for Indemnifiable Events and/or (i) recover under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be.

4.       PARTIAL INDEMNITY, ETC.

         If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company of some or a portion of the expenses, judgments, fines, penalties and amounts paid in settlement of a Claim but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any or all Claims relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

5.       NO PRESUMPTION.

         For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendre, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

6.       NON-EXCLUSIVITY, ETC.

         The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Company's Bylaws or the New York Business Corporation Law or otherwise. To the extent that a change in the New York Business Corporation Law (whether by statute or judicial decision), or the Company's Bylaws, permits greater indemnification by agreement that would be afforded currently under the Company's Bylaws and this Agreement, it is to the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

7.       LIABILITY INSURANCE.

         To the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director.

8.       CERTAIN DEFINITIONS.

         (a) Change in Control. Shall be deemed to have occurred if (i) any "person" (as much term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 20% or more of the total voting power represented by the Company's then outstanding Voting Securities, or (ii) during any period of two consecutive years, individuals who at the beginning such period constitute the Board of Directors of the Company and any new director whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least 80% of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or any agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

         (b) Claim. Any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

         (c) Expenses. Include attorneys' fees and all other costs, expenses and obligations paid or incurred in connection with investigation, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in any Claim relating to any Indemnifiable Event.

         (d) Indemnifiable Event. Any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, agent of fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefits plan, trust or other enterprise, or by reason of anything done or not done by Indemnitee in any such capacity.

         (e) Reviewing Party. Any appropriate person or body consisting of a member of or members of the Company's Board of Directors or any other person or body appointed by the Board (including the special independent counsel referred to in Section 2) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

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

         (f) Voting Securities. Any securities of the Company which vote generally in the election of directors.

9.       AMENDMENT AND WAIVER.

         No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

10.      SUBROGATION.

         In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

11.      NO DUPLICATION OF PAYMENTS.

         The Company shall not be liable under this Agreement to make any payment in connection with any claim made against Indemnitee to the extent Indemnitee has otherwise actually receive payment (under any insurance policy, Bylaw or otherwise) of the amounts otherwise Indemnifiable hereunder.

12.      BINDING EFFECT, ETC.

         This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, including any director or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as a director (or in one of the capacities enumerated in Section 8(d) hereof) of the Company or of any other enterprise at the Company's request.

13.      SEVERABILITY.

         The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

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14.      GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws.


Executed this _______ day of ____________, 199___.


                                                 THE GREAT AMERICAN
                                                 BACKRUB STORE, INC.



                                                 By:___________________________
                                                                    , President



                                                 ______________________________


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